Exhibit 10.19

DEED OF TRUST, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

RKB WILLOWWOOD LLC

(Trustor, as Grantor)

Trustor’s Organizational Identification Number: 3641649

to

RICHARD W. KLEIN, JR.

(Trustee, as Grantee)

and

ARCHON FINANCIAL, L.P.

(Beneficiary, as Grantee)

Dated: As of June 13, 2003

Property Location:

10302 - 10304 Eaton Place

Fairfax, Virginia

Loan No. 09-0001760

THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF TRUSTOR, AS “DEBTOR”, AND BENEFICIARY, AS “SECURED PARTY”.

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

Kroll McNamara Evans & Delehanty, LLP

29 South Main Street

West Hartford, CT 06107

Attn: Edward J. McNamara, Esq.

Archon Financial, L.P.

Deed of Trust, Assignment of Rents,

Security Agreement and Fixture Filing

Willowwood III & IV, Fairfax VA

TABLE OF CONTENTS

Paragraph	Heading

1.	Certain Representations, Warranties and Covenants of Trustor
2.	Insurance
3.	Casualty and Condemnation
4.	Use of the Proceeds of Insurance or Award
5.	Tax and Insurance Impound
6.	Escrow Funds
7.	Leases and Rents
8.	Transfer or Encumbrance of the Trust Property
9.	Single Purpose Entity/Separateness
10.	Maintenance of Trust Property
11.	Defeasance
12.	Estoppel Certificates and No Default Affidavits
13.	Changes in Laws Regarding Taxation
14.	No Credits on Account of the Debt
15.	Documentary Stamps
16.	Controlling Agreement
17.	Financial Statements
18.	Performance of Other Agreements
19.	Further Acts, Etc.
20.	Recording of Deed of Trust, Etc.
21.	Notice of Certain Events
22.	Events of Default
23.	Late Payment Charge
24.	Beneficiary’s Right To Cure Defaults
25.	Remedies
26.	Right of Entry and Inspection
27.	Security Agreement
28.	Actions and Proceedings
29.	Contest of Certain Claims
30.	Recovery of Sums Required to be Paid
31.	Marshalling and Other Matters
32.	Hazardous Substances
33.	Environmental Operations
34.	Environmental Monitoring
35.	Compliance with Law; Alterations
36.	Indemnification
37.	Notices
38.	Authority
39.	Non-Waiver
40.	No Oral Change

i

41.	Liability
42.	Inapplicable Provisions
43.	Headings, Etc.
44.	Duplicate Originals
45.	Definitions
46.	Homestead
47.	Assignments
48.	Waiver of Jury Trial
49.	Trustee’s Fees; Substitute Trustee
50.	Power of Sale
51.	Recourse Provisions
52.	Miscellaneous
53.	Reconveyance of Trust Property
54.	Indemnification Paragraphs
55.	Special State Provisions

ii

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the “Deed of Trust”), made as of June 13, 2003, by RKB WILLOWWOOD LLC, a Delaware limited liability company having its principal place of business at c/o Republic Properties Corporation, 1280 Maryland Avenue, SW, Suite 280, Washington D.C. 20024 (“Trustor”, as Grantor), to RICHARD W. KLEIN, JR., the trustee hereunder, having an address at 9404 Ludgate Drive, Alexandria, Virginia 22309 (“Trustee”, as Grantee), and to ARCHON FINANCIAL, L.P., a Delaware limited partnership, having its principal place of business at 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75039 (“Beneficiary”, as Grantee).

WITNESSETH:

To secure (i) the payment of an indebtedness in the original principal sum of Forty Million and No/100 Dollars ($40,000,000), lawful money of the United States of America, to be paid with interest according to a certain deed of trust note of even date herewith made by Trustor to Beneficiary (the deed of trust note together with all extensions, renewals, modifications, substitutions, consolidations and amendments thereof being hereinafter collectively called the “Note”) and all other sums due hereunder, under the other Loan Documents (hereinafter defined) and under the Note, including, without limitation, interest, default interest, late charges, prepayment premiums and any sums advanced by Beneficiary to protect or preserve the hereinafter defined Trust Property (said indebtedness and interest due under the Note and all other sums due hereunder under the Note and the other Loan Documents being hereinafter collectively referred to as the “Debt”), and (ii) the full and prompt performance of each and every other obligation of Trustor contained herein or in the Loan Documents (collectively the “Obligations”), Trustor has deeded, mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby irrevocably, unconditionally and absolutely deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Trustee (in trust, with power of sale), the real property described in Exhibit A attached hereto (the “Premises”) and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located or erected thereon (the “Improvements”);

TOGETHER WITH: all right, title, interest and estate of Trustor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the “Trust Property”):

(a)                                  all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to as-extracted collateral produced from or allocated to the Premises including without limitation oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtsey and rights of curtsey, property, possession, claim and demand whatsoever, both at law and in equity, of Trustor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b)                                 all machinery, furniture, furnishings, equipment computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, (including software embedded therein), whatsoever owned by Trustor, or in which Trustor has or shall have an interest now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter all of the foregoing items in this subparagraph (b) collectively referred to as the “Equipment”), including any leases of any of the Equipment, any deposits existing at any time in connection with any of the Equipment, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Trustor in and to any of the Equipment that may be subject to any “security interests” as defined in the Uniform Commercial Code, as in effect from time to time in the State where the Premises are located (the “Uniform Commercial Code”), superior in lien to the lien of this Deed of Trust;

(c)                                  all awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises, Improvements or the Equipment, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises, Improvements or the Equipment;

(d)                                 all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (collectively, the “Leases”) (the tenants, lessees, licensees, occupants or other users under the Leases are collectively hereinafter referred to as “tenants”) and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, ail oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Trustor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(e)                                  all proceeds of and any unearned premiums on any insurance policies covering all or any portion of the Premises, Improvements or Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises, Improvements or Equipment;

(f)                                    all accounts, escrows, impounds, reserves, documents, instruments, chattel paper (whether tangible or electronic), claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, all promissory notes, and all franchises, trade names, trademarks, copyrights, symbols, service marks, books, records, recorded data of any kind or nature (regardless of the medium), plans, specifications, schematics, designs, drawings, permits, consents, licenses (including liquor licenses, to the extent assignable), license agreements, operating contracts, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Premises, Improvements or Equipment) and all management, franchise, service, supply and maintenance contracts and agreements, and any other agreements, permits or contracts of any nature whatsoever now or hereafter obtained or entered into by or on behalf of Trustor with respect to the operation or ownership of the Premises, Improvements or Equipment; and all approvals, actions, refunds, rebates or reductions of real estate taxes and assessments (and any other governmental impositions related to the Premises, Improvements or Equipment) resulting as a result of tax certiorari or any applications or proceeding for reduction; and all causes of action that now or hereafter relate to, are derived from or are used in connection with the Premises, Improvements or Equipment, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter all of the items referred to in this subparagraph (f) collectively referred to as the “Intangibles”);

(g)                                 all letter of credit rights (whether or not the letter of credit is evidenced by a writing) Trustor now has or hereafter acquires relating to the Premises, Improvements, Equipment, Intangibles and other properties, rights, title and interests hereinabove described;

(h)                                 all commercial tort claims Trustor now has or hereafter acquires relating to the Premises, Improvements, Equipment, Intangibles and other properties, rights, title and interests hereinabove described;

(i)                                     any and all monies or funds now or hereafter deposited in or with respect to any impound, escrow or similar funds established pursuant to or held under any of the Loan Documents, including but not limited to the Tax and Insurance Impound and the Replacement Escrow Fund (as such terms are hereinafter defined); and

(j)                                     all accounts and proceeds (cash or non-cash), products, offspring, rents and profits from any of the foregoing, including, without limitation, those from the conversion (whether voluntary or involuntary), sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

TO HAVE AND TO HOLD the above granted and described Trust Property unto and to the use and benefit of Trustee and its successors and assigns, for the benefit of Beneficiary, forever;

IN TRUST, WITH POWER OF SALE, to secure the payment to Beneficiary of the Debt at the time and in the manner provided for its payment in the Note and in this Deed of Trust and the performance of the Obligations provided for in the Loan Documents;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Trustor shall well and truly pay to Beneficiary the Debt at the time and in the manner provided in the Note and this Deed of Trust and shall well and truly abide by and comply with each and every of the Obligations set forth herein, in the Note and in the other Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void; provided however, that Trustor’s obligation to indemnify and hold harmless Beneficiary pursuant to the provisions hereof with respect to matters relating to any period of time during which this Deed of Trust was in effect shall survive any such payment or release.

All of the covenants, conditions and agreements contained in (i) the Note and (ii) all and any of the documents other than the Note and this Deed of Trust now or hereafter executed by Trustor and/or others and by or in favor of Beneficiary, which evidences, secures or guarantees all or any portion of the Debt or otherwise is executed and/or delivered in connection with the Note and this Deed of Trust are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein; provided, however, that notwithstanding any provision of this Deed of Trust to the contrary, the obligations of the Trustor under that certain Environmental and Hazardous Substance Indemnification Agreement of even date herewith executed by Trustor in favor of Beneficiary (the “Environmental Indemnity”) shall not be deemed or construed to be secured by the lien of this Deed of Trust or otherwise restricted or affected by the foreclosure of the lien hereof or any other exercise by Beneficiary of its remedies hereunder or under any other Loan Document, such Environmental Indemnity being intended by the signatories thereto to be its (or their) unsecured obligation. The Note is evidence of that certain loan made to Trustor by Beneficiary (the “Loan”). The term “Loan Documents” as used in this Deed of Trust means collectively the Note, this Deed of Trust, and any and all other documents securing, evidencing, or guaranteeing all or any portion of the Loan or otherwise executed and/or delivered in connection with the Loan.

1.                                      Certain Representations, Warranties and Covenants of Trustor.  Trustor represents, warrants, covenants and agrees as follows:

(a)                                  Trustor covenants and agrees to pay the Debt and perform the Obligations at the tune and in the manner provided in the Note and in this Deed of Trust.

(b)                                 Trustor represents and warrants to Beneficiary that Trustor (i) has good, marketable, indefeasible and insurable title to the Trust Property, (ii) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (iii) is duly qualified to transact business and is in good standing in the state where the Premises are located, (iv) has, to its best knowledge and belief, all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Premises and Improvements, (v) has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Trust Property pursuant to, and to keep and observe all of, the terms of this Deed of Trust and the other Loan Documents, and (vi) possesses an unencumbered fee estate in the Premises and the Improvements and owns the Trust Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Deed of Trust. Trustor represents and warrants that this Deed of Trust is and will remain a valid and enforceable first lien on and security interest in the Trust Property, subject only to said exceptions. Trustor further represents and warrants that it is in compliance with the terms of that certain Declaration of Access Utilities, and Signage Easement dated January 13, 1986, recorded in Book 6337, Page 1936 of the Fairfax County land records. Trustor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same to Beneficiary against the claims of all persons whomsoever.

(c)                                  Trustor covenants and agrees with Beneficiary to pay (i) all taxes, assessments, governmental impositions, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Trust Property or any part thereof (the “Taxes”), (ii) all ground rents, maintenance charges, other impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises (the “Other Charges”), now or hereafter levied or assessed or imposed against the Trust Property or any part thereof, and (iii) all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered to the Premises or the Improvements, when the same are due and payable. Trustor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Trust Property for the payment of Taxes, Other Charges and the claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered to the Premises or the Improvements, subject to the provisions of Paragraph 29 below, and shall promptly pay for all utility services provided to the Trust Property as the same become due and payable. Trustor will deliver to Beneficiary receipts for payment or other evidence satisfactory to Beneficiary that the Taxes and Other Charges have been so paid or are not then delinquent no later than thirty (30) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, that Trustor is not required to furnish such receipts for payment of Taxes in the event that Trustor has previously deposited with Beneficiary sufficient funds to pay all such Taxes from the Tax and Insurance Impound).

(d)                                 Trustor represents and warrants to Beneficiary that (i) Trustor is not an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended; (ii) no part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by legal requirements or by the terms and conditions of the Loan Documents; (iii) the Loan is solely for the business purpose of Trustor, and is not for personal, family, household, or agricultural purposes; and (iv) the Note, this Deed of Trust and the other Loan Documents are not subject to any right of rescision, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, this Deed of Trust or the other Loan Documents, or the exercise of any right thereunder, render this Deed of Trust unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(e)                                  Trustor represents and warrants to Beneficiary that to Trustor’s best knowledge and belief Trustor (i) has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Premises and Improvements and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and none of which are subject to revocation, suspension, forfeiture or modification, (ii) the Premises and Improvements and the present and contemplated use and occupancy thereof are in full compliance with all applicable laws, (iii) the Improvements are served by all utilities required for the current or contemplated use thereof and all utility services are provided by public utilities and the Improvements have accepted or are equipped to accept such utility services, (iv) all public roads and streets necessary for service of and access to the Premises and Improvements for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public, (v) the Improvements are served by public water and sewer systems, (vi) the Improvements are free from damage caused by fire or other casualty, (vii) all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full, (viii) except for personal property owned by tenants, Trustor has paid in full for, and is the owner of, all of the Equipment and other personal property used in connection with the operation of the Improvements, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby, and (ix) there is no proceeding pending (or notice of such proceeding received by Trustor) for the total or partial condemnation of, or affecting, the Premises or Improvements.

(f)                                    Trustor represents and warrants to Beneficiary that to Trustor’s best knowledge and belief, (i) all of the Improvements which were included in determining the appraised value of the Trust Property lie wholly within the boundaries and building restriction lines of the Premises, and no improvements on adjoining properties encroach upon the Premises or Improvements, and no easements or other encumbrances, except those which are insured against by title insurance, encroach upon any of the Improvements so as to affect the value or marketability of the Trust Property and (ii) the Premises and Improvements are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements are assessed and taxed together with the Premises and Improvements or any portion thereof. Trustor agrees that if the Premises and Improvements are not taxed and assessed as one or more tax parcels exclusive of all other real property, the term “Taxes” will include all taxes, assessments, water rates and sewer rents now or hereafter levied, assessed or imposed against all other property, whether or not owned by Trustor, that is taxed and assessed as part of any tax parcel that includes ail or any portion of the Premises or Improvements.

(g)                                 Trustor represents and warrants to Beneficiary that to its best knowledge and belief, except as expressly disclosed in writing in the Leases or the rent roll for the Improvements delivered to Beneficiary prior to the date hereof, (i) Trustor is the sole owner of the entire lessor’s interest in the Leases, (ii) the Leases are valid and enforceable and in full force and effect, (iii) all of the Leases are arm’s-length agreements with bona fide, independent third parties, (iv) no party under any Lease is in default in any material respect, (v) all Rents due have been paid in full, (vi) the terms of all alterations, modifications and amendments to the Leases are reflected in the written documents delivered to Beneficiary prior to the date hereof, (vii) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except such pledge or hypothecation that will be fully terminated and released in connection with the filing and recordation of this Deed of Trust), (viii) none of the Rents have been collected for more than one (1) month in advance (except a security deposit that shall not be deemed rent collected in advance), (ix) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis, (x) there exist no offsets or defenses to the payment of any portion of the Rents and Trustor has no monetary obligation to any tenant under any Lease, (xi) Trustor has received no notice from any tenant challenging the validity or enforceability of any Lease, (xii) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease, (xiii) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision respecting the Premises or Improvements, (xiv) no person has any possessory interest in, or right to occupy, the Premises or Improvements except under and pursuant to a Lease, (xv) all security deposits relating to the Leases reflected on the rent roll delivered by Trustor to Beneficiary have been collected in cash by Trustor or are evidenced by a letter of credit received by Trustor, and (xvi) no brokerage commissions or finders fees are due and payable regarding any Lease.

(h)                                 Trustor represents and warrants to Beneficiary that (i) there is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to Trustor’s best knowledge and belief, threatened or contemplated against Trustor, Guarantor, the managing member of Trustor or the general partner of Guarantor (such managing member of Trustor or general partner of Guarantor being sometimes referred to as the “Governing Entity”), or any person who owns or controls, directly or indirectly twenty percent (20%) or more of the beneficial ownership interests of Trustor, Guarantor or either of their respective Governing Entities, or against or affecting any portion of the Trust Property, which has not been disclosed by Trustor in writing to Beneficiary, (ii) Trustor is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, (iii) during the ten (10) year period preceding the date hereof, no petition in bankruptcy has been filed by or against Trustor, any Governing Entity or Guarantor, or any person or entity that controls or is controlled by Trustor or Guarantor, or any person who owns or control, directly or indirectly, twenty percent (20%) or more of the beneficial ownership interests of Trustor, its Governing Entity or Guarantor.

(i)                                     Trustor represents and warrants to Beneficiary that to Trustor’s best knowledge and belief the Trust Property is, and Trustor covenants and agrees to cause the Trust Property at all times to remain, in compliance with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Trust Property.

(j)                                     The Property Management Agreement, dated as of May 22, 2003, (the “Management Agreement”) between Trustor and Republic Properties Corporation, a District of Columbia corporation (the “Manager”) pursuant to which Manager operates the Trust Property is in full force and effect and there is no default or violation by any party thereunder. The fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to this Deed of Trust and the Manager shall attorn to Beneficiary. Trustor shall not terminate, cancel, modify, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of the Trust Property with Manager or any other party without the express prior written consent of Beneficiary, which consent shall not be unreasonably withheld. If at any time Beneficiary consents to the appointment of a new manager, such new manager and Trustor shall, as a condition of Beneficiary’s consent, execute a Manager’s Consent and Subordination of Management Agreement in the form then used by Beneficiary. If Trustor proposes to enter into an agreement relating to the management or operation of the Trust Property with any person other than Manager or the Trustor’s Governing Entity, Beneficiary may condition its consent to such new arrangement upon Beneficiary’s receipt of written recommendations from the Rating Agencies (as hereinafter defined) to the effect that the proposed change in property manager will not result in a requalification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction (as hereinafter defined), if Beneficiary reasonably determines it necessary or prudent to do so. Trustor shall reimburse Beneficiary on demand for all of Beneficiary’s actual out-of pocket costs incurred in processing Trustor request for consent to new property management arrangements.

(k)                                  Trustor’s exact legal name is correctly set forth above Trustor’s signature at the end of this Deed of Trust. Trustor is incorporated in or organized under the laws of the State of Delaware. Trustor will not change or permit any change to be made in its name, identity, nature of legal form or state of its incorporation or organization, unless in each instance Trustor shall have notified Beneficiary in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all actions reasonably deemed necessary by Beneficiary, including without limitation the execution and delivery of additional financing statements, financing statement amendments, security agreements and other instruments, to effectively evidence or perfect Beneficiary’s security interest in the Trust Property as a result of such changes. Trustor’s principal place of business and its chief executive office, and the place where Trustor keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including without limitation software, writings, plans, specifications and schematics concerning the Trust Property, has for the preceding four months (or, if less, the entire period of the existence of Trustor) been and will continue to be (unless Trustor notifies Beneficiary of any change in writing at least 30 days prior to the date of such change) at 1280 Maryland Avenue, SW, Suite 280, Washington D.C. 20024. Trustor’s organizational identification number, if any, assigned by the State of Delaware, is correctly set forth on the front page of this Deed of Trust. Trustor shall promptly notify Beneficiary of any change of its organizational number or, if Trustor does not now have an organizational identification number but acquires one after the date hereof, of such organizational number.

(1)                                  Trustor warrants, represents and covenants that neither Trustor nor Guarantor is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/tllsdn.pdf) (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO 13224, or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses [i] – [iv] above are herein referred to as a “Prohibited Person”). Trustor covenants and agrees that neither

Trustor nor Guarantor will (x) knowingly conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, knowingly making or receiving any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person in violation of applicable laws, or (y) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Trustor further covenants and agrees to deliver (from time to time) to Beneficiary any such certification or other evidence as may be reasonably requested by Beneficiary, confirming that (i) neither Trustor nor Guarantor is a Prohibited Person and (ii) neither Trustor nor Guarantor has knowingly engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, knowingly making or receiving any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person in violation of applicable laws.

2.                                  Insurance.  Trustor, at its sole cost and expense, for the mutual benefit of Trustor and Beneficiary, shall obtain and maintain during the entire term of this Deed of Trust (the “Term”) the following policies of insurance:

(a)                                  All Risk or Special Causes of Loss Property Form including Business Interruption.

(i)                                     Comprehensive all risk insurance (including, without limitation, coverage against riot and civil commotion, vandalism, malicious mischief, water, mold (based on a covered peril), fire, burglary, theft and terrorism) on the Improvements and all other insurable portions of the Trust Property and in each case (A) insuring against any peril now or hereafter included within the classification “Cause of Loss — Special Form” (also known as “All Risk of Physical Loss”), (B) in an amount equal to 100% of the “Full Replacement Cost,” (C) containing an agreed amount endorsement with respect to the Improvements, Equipment and all other insurable portions of the Trust Property waiving all co-insurance provisions, and (D) providing that the deductible shall not exceed the sum of $25,000.00, unless agreed to in writing by Beneficiary. For the purposes of this Deed of Trust the term “Full Replacement Cost” means the actual replacement cost of the Improvements and Equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Trustor and in no event less than the coverage required pursuant to the terms of any Lease.

(ii)                                  Business income interruption insurance (A) with loss payable to Beneficiary, (B) covering losses of income and Rents derived from the Premises and Improvements and any non-insured property on or adjacent to the Premises resulting from any risk or casualty required to be carried under subparagraph (a)(i) of this Paragraph 2, (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and all other insurable portions of the Trust Property have been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period, and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Trust Property for a period of eighteen (18) months. The amount of such business income insurance shall be determined by Beneficiary prior to the date hereof and at least once each year thereafter based on Trustor’s reasonable estimate of the gross income from the Trust Property for the succeeding eighteen (18) month period. All insurance proceeds payable to Beneficiary pursuant to this Subparagraph 2(a)(ii) shall be held by Beneficiary and shall, subject to the provisions of Paragraph 3 and Paragraph 4, be applied to the Debt and/or disbursed to Trustor for payment of the costs and expenses to maintain and operate the Premises and Improvements in such amounts and at such times as Beneficiary may determine; provided, however, that nothing herein contained shall be deemed to relieve Trustor of its obligation to pay the Debt on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such business income insurance. The perils covered by this insurance shall be the same as those accepted on the real property, including flood and earthquake, as necessary. This coverage shall be written on the same basis as the property policy stated in Subparagraph 2(a)(i) above.

(iii)                               The policy of insurance required pursuant to Subparagraph 2(a)(i) above shall contain Demolition Costs, Increased Cost of Construction and “Ordinance or Law Coverage” or “Enforcement” endorsements in amounts satisfactory to Beneficiary if any of the Improvements or the use of the Premises shall at any time constitute legal non-conforming structures or uses or the ability to rebuild the Improvements is restricted or prohibited.

(iv)                              If windstorm coverage is excluded from the policy required under Subparagraph 2(a)(i) above, Trustor must provide separate windstorm insurance in an amount equal to the lesser of the original principal balance of the Loan and the maximum amount permitted by law, if the Premises are located in area where Beneficiary requires such insurance. Deductibles larger than five percent (5%) of the fair market value of the Trust Property are subject to approval by Beneficiary.

(v)                                 At all times during which structural construction, repairs or alterations are being made with respect to the Improvements: (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the commercial general liability insurance policy described in Subparagraph 2(b), and (B) the insurance provided for in Subparagraph 2(a)(i) written on a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subparagraph 2(a)(i), (3) including permission to occupy the Improvements, and (4) with an agreed amount endorsement waiving co-insurance provisions. The amount of such coverage must be approved by Beneficiary.

(b)                                 Commercial General Liability/Umbrella Liability.  Comprehensive general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Premises and Improvements, such insurance (A) to be on the so-called “occurrence” form containing minimum limits per occurrence of $1,000,000.00 and

$2.000,000.00 in the aggregate, together with excess and/or umbrella liability in an amount of at least $20,000,000; (B) to contain a liquor liability endorsement if any part of the Premises or Improvements are covered by a liquor license; (C) to continue at not less than the aforesaid limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; (D) to cover at least the following hazards, (1) premises and operations, (2) products and completed operations on an “if any” basis, (3) independent contractors, (4) blanket contractual liability for all written and oral contracts, (5) contractual liability covering the indemnities contained in Paragraph 36 hereof to the extent the same is available, and (6) all legal liability imposed upon Trustor and all court costs and attorneys’ fee incurred in connection with the ownership, operation and maintenance of the Trust Property; and (E) to be without any deductible. If Trustor has a multi-location policy or loan, the coverage must be maintained on a “per-location basis”.

(c)                                  Flood Insurance.  Flood insurance will be required if any portion of the Improvements is situated in a federally designated “special flood hazard area” (for example, Zones A and V) as designated by the Federal Emergency Management Agency, or any successor thereto, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, (the “Flood Insurance Acts”). The minimum amount of flood insurance required is the lesser of one hundred percent (100%) of the Full Replacement Cost (plus business interruption coverage) or the maximum limit of coverage available for the Improvements under the Flood Insurance Act. The maximum deductible shall be no more than five percent (5%) of the fair market value of the Trust Property.

(d)                                 Sinkhole, Mine Subsidence and Earthquake.  Sinkhole, mine subsidence and earthquake insurance shall be obtained and maintained if in the opinion of a professional engineer with experience in this professional area there is a foreseeable risk of loss due to this hazard. If necessary, as determined by such engineer, Trustor shall maintain coverage in the full principal amount of the Loan.

(e)                                  Boiler and Machinery Coverage.  Comprehensive broad form boiler and machinery insurance (without exclusion for explosion) covering all steam boilers, heating and air conditioning equipment, high pressure piping, machinery and equipment, sprinkler systems, pressure vessels, refrigeration equipment and piping, or similar apparatus now or hereafter installed in the Improvements (including “system breakdown coverage”) and insuring against loss of occupancy or use arising from any breakdown, in an amount at least equal to the lesser of the outstanding principal amount of the Note or $2,000,000.00, with a deductible no greater than $25,000, unless approved by Beneficiary.

(f)                                    Worker’s Compensation and Employer’s Liability.  Workers’ compensation, subject to the statutory limits of the state in which the Premises are located, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about the Premises and Improvements, or in connection with the Premises and Improvements or their operation (if applicable).

(g)                                 Miscellaneous.  Such other insurance as may from time to time be reasonably required by Beneficiary in order to protect its interests, including such insurance as may now be or hereafter becomes available that Beneficiary reasonably deems prudent in light of then prevailing market or industry practices or applicable law.

All policies of insurance (the “Policies”) required pursuant to this Paragraph 2 (i) shall be issued by companies approved by Beneficiary and licensed to do business in the state where the Trust Property is located, with a claims paying ability rating of “A” or better by Standard & Poor’s Ratings and Moody’s Investors Services, Inc. and a rating of “A: IX” or better in the current Best’s Insurance Reports, (ii) shall with respect to the policies described in Paragraphs 2(a)(v)(A) and 2(b), name Beneficiary and its successors and/or assigns as their interest may appear as an additional insured, and with respect to all other Policies provide that all proceeds be payable to Beneficiary as loss payee, (iii) shall contain a non-contributory standard beneficiary clause and a lender’s loss payable endorsement, or their equivalents, naming Beneficiary as the person to which all payments made by such insurance company shall be paid, (iv) shall contain a waiver of subrogation against Beneficiary, (v) shall be maintained throughout the Term without cost to Beneficiary, (vi) shall be assigned and the originals delivered to Beneficiary (including certified copies of the Policies in effect on the date hereof within thirty (30) days after the closing of the Loan), provided that in lieu of providing original (or certified copies) of the Policies, Trustor may evidence compliance with the insurance coverage requirements of this Paragraph 2 by delivering to Beneficiary ACORD Form 25-S, Certificate of Liability Insurance, and ACORD Form 27, Evidence of Property Insurance, as of the date of this Deed of Trust and at least fifteen (15) days prior to the expiration of the referenced Policies in form and substance acceptable to Beneficiary, and each ACORD form of certificate must specify the additional insured status and/or waivers of subrogation, state the amounts of all deductibles and self-insured retentions, if any, set forth notice requirements for cancellation, material change, or non-renewal of insurance and be accompanied by copies of all required endorsements, (vii) shall contain such provisions as Beneficiary deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that Beneficiary shall not be liable for the payment of any of the Insurance Premiums, that neither Trustor, Beneficiary nor any other party shall be a co-insurer under said Policies, that no act or negligence of Trustor, or anyone acting for Trustor, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Beneficiary is concerned, and that Beneficiary shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation, and (viii) shall be satisfactory in form and substance to Beneficiary and shall be approved by Beneficiary as to amounts, form, risk coverage, deductibles, loss payees and insureds. Trustor shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Beneficiary evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Beneficiary (provided, however, that Trustor is not required to furnish such receipts for payment of Insurance Premiums in the event that no Event of Default exists that is then continuing and Trustor has previously deposited with Beneficiary sufficient funds to pay all such Insurance Premiums from the Tax and Insurance Impound). If Trustor does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Beneficiary may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Trustor agrees to reimburse Beneficiary for the cost of such Insurance Premiums promptly on demand. Trustor covenants and agrees to promptly forward to Beneficiary a copy of each written notice received by Trustor of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Within thirty (30) days after request by Beneficiary, Trustor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Beneficiary, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. The insurance coverages required by this Paragraph 2 may be effected under a so-called “blanket” insurance policy, which covers other property in addition to the Trust Property, provided that such blanket policy (or certificate issued thereunder) shall specify, except in the case of commercial general liability insurance, the premises address of each building comprising the Improvements that are covered under such policy and the portion of the total coverage of such policy that is allocated to the Trust Property. With respect to all blanket insurance policies, Trustor shall comply with all other terms and conditions of this Paragraph 2 as if such blanket policies were “Policies.”

3.                                      Casualty and Condemnation.

(a)                                  If the Trust Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”) or if Trustor shall have knowledge of the actual or threatened commencement of any condemnation or eminent domain proceeding that would affect any portion of the Premises or Improvements (a “Condemnation”), Trustor shall give prompt written notice thereof to Beneficiary and, with respect to a Condemnation, shall deliver to Beneficiary copies of any and all papers served in connection with such Condemnation.

(b)                                 Beneficiary may participate in any proceedings for any taking by any public or quasi-public authority accomplished through a Condemnation or any transfer made in lieu of or in anticipation of a Condemnation (which transfer in lieu and Condemnation are collectively referred to as a “Taking”) to the extent permitted by law. Upon Beneficiary’s written request, Trustor shall deliver to Beneficiary all instruments requested by it to permit such participation. Trustor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Beneficiary, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Trustor shall not make any consent or agree to a Taking without the prior written consent of Beneficiary in each instance, which consent shall not be unreasonably withheld or delayed in the case of a Taking of an insubstantial portion of the Trust Property.

(c)                                  Subject to the terms of Paragraph 4 below, all insurance proceeds payable under the Policies and all awards or payments payable on account of a Taking (“Award”), and all causes of action, claims, compensation, awards and recoveries for any other damage, injury, or loss or diminution in value of the Trust Property, are hereby assigned to and shall be paid to Beneficiary. Trustor agrees to execute and deliver from time to time such further instruments as may be requested by Beneficiary to confirm the foregoing assignment to Beneficiary. Trustor hereby irrevocably constitutes and appoints Beneficiary as the attorney-in-fact of Trustor (which power of attorney shall be irrevocable so long as any of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Trustor and shall not be affected by any disability or incapacity suffered by Trustor subsequent to the date hereof), with full power of substitution, subject to the terms of Paragraph 4, to settle for, collect and receive all proceeds of insurance and any Award and any other awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor.

(d)                                 Beneficiary shall not be limited to the interest paid on an Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Trustor shall cause any Award that is payable to Trustor to be paid directly to Beneficiary. If the Trust Property is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of the Award, Beneficiary shall have the right, whether or not a deficiency judgment on the Note (to the extent permitted in the Note or herein) shall have been sought, recovered or denied, to receive the Award, or a portion thereof, to the extent sufficient to pay the unpaid portion, if any, of the Debt.

(e)                                  The expenses incurred by Beneficiary in the adjustment and collection of the proceeds of insurance or an Award shall become part of the Debt and be secured hereby and shall be reimbursed by Trustor to Beneficiary upon demand or, at Beneficiary’s election, deducted by and reimbursed to Beneficiary from such proceeds.

4.                                      Use of the Proceeds of Insurance or Award.

(a)                                  In case of loss or damages covered by any of the Policies and in case of an Award for any Taking, the following provisions shall apply:

(i)                                     In the event of a Casualty that does not exceed the lesser of ten percent (10%) of the original principal amount of the Note or $500,000.00, Trustor may settle and adjust any claim without the consent of Beneficiary and agree with the insurance company or companies on the amount to be paid upon the loss provided that such adjustment is carried out in a competent and timely manner. In such case, Trustor is hereby authorized to collect and receive any such insurance proceeds.

(ii)                                  In the event of a Casualty that does exceed $500,000.00 but does not exceed ten percent (10%) of the original principal amount of the Note, Beneficiary may settle and adjust any claim, provided, however, that any final agreement with the insurance company or companies of the amount to be paid for the Casualty shall be subject to the approval of Trustor as hereinafter provided, such approval not to be unreasonably withheld, delayed or conditioned. In any such case, the proceeds under the Policies shall be due and payable solely to Beneficiary and held in escrow by Beneficiary in accordance with the terms of this Deed of Trust. Trustor shall have the right to participate in the settlement discussions with the applicable insurance company or companies and Beneficiary shall keep Trustor apprised of all settlement offers and discussions and the results thereof. Beneficiary shall provide ten (10) business days advance written notice to Trustor of the terms and amount of any proposed final agreement on any such claim (such proposed final amount, the “Beneficiary Approved Settlement Amount”). If Trustor disapproves of Beneficiary’s settlement of the claim on such terms and at such amount, Trustor must furnish written notice of such disapproval (any such notice, an “Arbitration Notice”) to Beneficiary within ten (10) business days after Trustor’s receipt of Beneficiary’s notice, such notice of disapproval by Trustor to state Trustor’s election to implement the arbitration procedure set forth in this Paragraph 4 below. Trustor’s failure to furnish notice of disapproval prior to the expiration of such ten (10) business day period shall constitute and be deemed Trustor’s consent and approval to Beneficiary’s settlement of the applicable claim for an amount not less than the Beneficiary Approved Settlement Amount.

(iii)                               In the event of a Casualty that exceeds ten percent (10%) of the original principal amount of the Note, Beneficiary may settle and adjust any claim related thereto if carried out in accordance with standards and practices customary for the settlement and adjustment of claims in respect of properties similar to the Trust Property without the consent of Trustor and agree with the insurance company or companies on the amount to be paid on the loss, and the proceeds of any such policy shall be due and payable solely to Beneficiary and held in escrow by Beneficiary in accordance with the terms of this Deed of Trust.

(iv)                              In the event of a Taking where the Award is in an aggregate amount less than ten percent (10%) of the original principal balance of the Note and the Taking does not affect any portion of the Improvements or any portion of the Premises which in Beneficiary’s reasonable determination is integral to the operation of the Premises and Improvements, or in the event of a Casualty where the loss is in an aggregate amount less than twenty-five percent (25%) of the original principal balance of the Note, and (A) no Event of Default has occurred which is then continuing, and (B) in the reasonable judgment of Beneficiary (1) the Trust Property can be restored within twelve (12) months after insurance proceeds or the proceeds of the Award are made available and not less than six (6) months prior to the stated Maturity Date to a condition at least equal to the condition thereof that existed prior to the Casualty or Taking, (2) such restored Trust Property will be such that income from its operation is reasonably anticipated to be sufficient to pay operating expenses of the Trust Property and debt service on the Debt in full (such assessment by Beneficiary to include consideration of the effect of the termination of any Leases due to such Casualty or Taking), (3) all necessary government approvals will be obtained to allow the rebuilding and reoccupancy of the Improvements, (4) there are sufficient sums available (through insurance proceeds, the Award and contributions by Trustor, the full amount of which shall at Beneficiary’s option have been deposited with Beneficiary) for the Repair Work (defined below) (including, without limitation, for any reasonable costs and expenses of Beneficiary to be incurred in administering the Repair Work) and for payment of the Debt as it becomes due and payable during the Repair Work, and (C) Trustor shall have delivered to Beneficiary, at Trustor’s sole cost and expense, an appraisal report in form and substance reasonably satisfactory to Beneficiary from an appraiser reasonably approved by Beneficiary showing the value of the Trust Property as proposed to be restored or repaired, then, and only then, the proceeds of insurance or of the Award (after reimbursement of any expenses incurred by Beneficiary) shall be applied in the manner set forth below to reimburse Trustor for the cost of work of restoring, repairing, replacing or rebuilding (collectively the “Repair Work”) the Trust Property or the part thereof subject to the Casualty or Taking. Trustor hereby covenants and agrees to commence and diligently to prosecute the Repair Work; provided always, that Trustor shall pay all costs (and if required by Beneficiary, Trustor shall deposit the total thereof with Beneficiary in advance) of the Repair Work in excess of the net proceeds of insurance or Award made available pursuant to the terms hereof.

(v)                                 Except as provided above in Subparagraph 4(a)(iv), in the event of any Casualty or Taking Beneficiary may elect in its absolute sole discretion and without regard to the adequacy of the security for the Debt, to (A) apply the proceeds of insurance collected upon any Casualty or Award collected upon any Taking to the payment of the Debt, with or without accelerating the Maturity Date of the Note and declaring the entire outstanding Debt to be immediately due and payable, or (B) hold the insurance proceeds or Award proceeds and make them available to Trustor for the cost of the Repair Work in the manner set forth below. If Beneficiary elects under this subparagraph to apply the proceeds of insurance or Award to the payment of the Debt and no Event of Default has occurred which is then continuing, any such application to the Debt shall be considered an Involuntary Prepayment not requiring payment of the prepayment consideration set forth below. If an Event of Default has occurred which is then continuing and any proceeds of insurance or of an Award are applied to the Debt then Trustor shall pay to Beneficiary an additional amount equal to the greater of (1) the Yield Maintenance Premium (hereinafter defined), if any, that would be required hereunder if an Involuntary Prepayment (as hereinafter defined) has been defeased, or (2) three percent (3%) of the Involuntary Prepayment. The term “Involuntary Prepayment” shall mean an amount or amounts that Beneficiary receives representing (i) insurance proceeds or other payments as a result of a Casualty, or (ii) Awards or other payments made in connection with a Taking, and applied to the payment of the principal amount of the Debt. If Beneficiary elects to apply the proceeds of insurance collected upon any Casualty or Award collected upon any Taking to the payment of the Debt and the amount of such proceeds so applied do not pay the Debt in full, Trustor shall have the right on the next regularly scheduled payment date under the Note to prepay the entire remaining outstanding Debt together with an additional amount equal to the greater of (1) the Yield Maintenance Premium, if any, that would be required hereunder if such remaining outstanding portion of the Debt had been defeased, or (2) three percent (3%) of such remaining outstanding balance.

(vi)                              In the event Trustor is either entitled to disbursements from the insurance proceeds or Award proceeds held by Beneficiary or Beneficiary elects to make such proceeds available to Trustor for the Repair Work, such proceeds shall be disbursed to Trustor for costs and expenses incurred by Trustor for the Repair Work following (A) the receipt by Beneficiary of a written request from Trustor for disbursement and a certification by Trustor to Beneficiary that the applicable item of Repair Work has been completed, (B) the delivery to Beneficiary of invoices, receipts or other evidence verifying the cost of performing the Repair Work, and (C) for disbursement requests in excess of $10,000.00 with respect to any single item of Repair Work, or for any single item of Repair Work that is structural in nature, delivery to Beneficiary of (1) affidavits, lien waivers or other evidence reasonably satisfactory to Beneficiary showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and who are furnishing or have furnished material or labor to the Trust Property have been paid all amounts due for labor and materials furnished to the Trust Property, (2) a certification from an inspecting architect or other third party acceptable to Beneficiary describing the completed Repair Work and verifying its completion and value, and (3) a new (or amended) certificate of occupancy for the portion of the Improvements covered by such Repair Work, if said new certificate of occupancy is required by law, or a certification by Trustor that no new certificate of occupancy is required by law. Beneficiary shall not be required to make any such advances more frequently than one time in any calendar month. Beneficiary may, in any event, require that all plans and specifications for the Repair Work be submitted to and approved by Beneficiary prior to commencement of the Repair Work, which approval shall not be unreasonably withheld, delayed or conditioned. In no event shall Beneficiary assume any duty or obligation for the adequacy, form or content of any such plans and specifications, or for the performance, quality or workmanship of any Repair Work. With respect to disbursements to be made by Beneficiary, no payment made prior to the final completion of the Repair Work shall exceed ninety percent (90%) of the value of the Repair Work performed from time to time; funds other than proceeds of insurance or the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Beneficiary, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Beneficiary by or on behalf of Trustor for that purpose, shall be at least sufficient in the reasonable judgment of Beneficiary to pay for the cost of completion of the Repair Work, free and clear of all liens or claims for lien. Any surplus which may remain out of the proceeds of insurance or Award held by Beneficiary after payment of the costs of the Repair Work shall, in the sole and absolute discretion of Beneficiary, be retained, by Beneficiary and applied to payment of the Debt or paid to the party or parties legally entitled to such surplus.

(vii)                           If Trustor delivers an Arbitration Notice to Beneficiary, Trustor and Beneficiary shall, within five (5) business days after Beneficiary’s receipt of any such notice, jointly designate an independent and unaffiliated individual who has not less than ten (10) years experience with respect to settlement of claims resulting from casualties in respect of properties similar to the Premises and Improvements. Not later than five (5) business days after such joint designation of such individual, each of Trustor and Beneficiary shall submit to such individual its separate determinations of the commercially reasonable settlement amount for the applicable Casualty together with any documentation and other backup therefor and shall simultaneously therewith provide a copy of such submission to the other party. The individual so appointed shall review the applicable submissions and within ten (10) days after such individual’s designation select one of the submitted settlement amounts as more accurately reflective of the commercially reasonable settlement amount. Notice of such selection shall be furnished to Trustor and Beneficiary by the applicable individual prior to the expiration of such ten-day period. Upon such selection, Beneficiary shall be authorized to settle the applicable claim for an amount not less than the settlement amount so selected without any further right of consent of Trustor.

(viii)                        In the event that Trustor and Beneficiary are unable to agree on one individual to act as arbitrator within the five (5) business day period following Beneficiary’s receipt of the Arbitration Notice as contemplated under subparagraph (vii) above, then, in such case, the procedure set forth in this subparagraph (viii) shall be observed in lieu thereof. Not later than five (5) business days after Beneficiary’s receipt of the applicable notice to arbitrate, Trustor and Beneficiary shall each designate an independent and unaffiliated individual who has not less than ten (10) years experience with respect to settlement of claims resulting from casualties in respect of properties similar to the Premises and Improvements and notify the other party of such appointment by identifying the appointee. Not later than five (5) business days after both arbitrators are appointed, the two selected arbitrators shall select a third arbitrator who shall also be an independent and unaffiliated individual who has not less than ten (10) years experience with respect to settlement of claims resulting from casualties in respect of properties similar to the Premises and Improvements, such selection to take place within five (5) business days after such arbitrator’s appointment. Trustor and Beneficiary shall submit to such third arbitrator their separate determinations of the commercially reasonable settlement amount together with any documentation and other backup therefor and shall simultaneously therewith provide a copy of such submission to the other party. The third arbitrator so appointed shall review the applicable submissions and within ten (10) days after such individual’s designation select one of the submitted settlement amounts as more accurately reflective of the commercially reasonable settlement amount. Notice of such selection shall be furnished to Trustor and Beneficiary by the applicable individual prior to the expiration of such ten-day period. Upon such selection, Beneficiary shall be authorized to settle the applicable claim for an amount not less than the settlement amount so selected without any further right of consent of Trustor.

(ix)                                Time shall be of the essence with respect to the performance of any and all rights and obligations under this Paragraph 4. The decisions of the arbitrator(s), if any, engaged under this Paragraph 4, shall be final and binding and may not be appealed to any court of competent jurisdiction or otherwise except upon a claim of fraud or corruption. All of the costs and expenses of the arbitrator(s), if any, engaged under this Paragraph 4, shall be the sole responsibility of Trustor.

(x)                                   Notwithstanding anything to the contrary contained herein, the proceeds of insurance or Award disbursed to Trustor in accordance with the terms and provisions of this Deed of Trust shall be reduced by the reasonable costs (if any) incurred by Beneficiary in the adjustment and collection thereof and in the reasonable costs incurred by Beneficiary of paying out such proceeds (including, without limitation, reasonable attorneys’ fees and costs paid to third parties for inspecting the Repair Work and reviewing the plans and specifications therefor).

(b)                                 If Trustor undertakes the Repair Work, Trustor shall promptly and diligently at Trustor’s sole cost and expense and regardless of whether the insurance proceeds or Award, as appropriate, shall be sufficient for the purpose, complete the Repair Work to restore the Trust Property as nearly as possible to its value, condition and character immediately prior to the Casualty or Taking in accordance with the foregoing provisions.

(c)                                  Any reduction in the Debt resulting from Beneficiary’s application of any sums received by it under this Paragraph 4 shall take effect only when Beneficiary actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Trustor shall not be excused in the payment thereof. Partial payments received by Beneficiary, as described in the preceding sentence, shall be applied against the Note consistent with the prepayment provisions described therein for casualty or condemnation proceeds.

5.                                      Tax and Insurance Impound.  As of the date of this Deed of Trust, Trustor shall pay to Beneficiary on demand for deposit into the Tax and Insurance Impound (as defined below) an amount (i) equal to one-twelfth of the Taxes estimated by Beneficiary to be due to the applicable taxing authorities as of the date such Taxes are first due and payable without penalty or interest after the date hereof multiplied by the number of months elapsed from and including the first month for which such Taxes have been assessed to and including the first month occurring after the month in which this Deed of Trust becomes effective, and (ii) one-twelfth of the Insurance Premiums that Beneficiary estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof multiplied by the number of months elapsed from and including the first month in which the currently effective Policies became effective to and including the first month occurring after the month in which this Deed of Trust becomes effective. Thereafter, Trustor shall pay to Beneficiary on the first day of each calendar month (a) one-twelfth of the Taxes that Beneficiary estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Beneficiary sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Beneficiary estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Beneficiary sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the fund into which said amounts in (a) and (b) above shall be deposited is hereinafter called the “Tax and Insurance Impound”). The monthly payment into the Tax and Insurance Impound and the payments of interest payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Trustor to Beneficiary. Trustor agrees to notify Beneficiary immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Beneficiary or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. Trustor hereby pledges to Beneficiary and grants to Beneficiary a security interest in any and all monies now or hereafter deposited in the Tax and Insurance Impound as additional security for the payment of the Debt. Provided that there are sufficient amounts on deposit in the Tax and Insurance Impound and no Event of Default exists that is then continuing. Beneficiary will apply the Tax and Insurance Impound to payments of Taxes and Insurance Premiums required to be made by Trustor pursuant hereto. In making any payment relating to the Tax and Insurance Impound, Beneficiary may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amounts on deposit in the Tax and Insurance Impound shall exceed the amounts due for Taxes and Insurance Premiums, Beneficiary shall, in its sole discretion, return any excess to Trustor or credit such excess against future payments to be made to the Tax and Insurance Impound. In allocating such excess, Beneficiary may deal with the person shown on the records of Beneficiary to be the owner of the Trust Property. If at any time Beneficiary determines that the amounts on deposit in the Tax and Insurance Impound are not or will not be sufficient to pay the Taxes and Insurance Premiums, Beneficiary shall notify Trustor of such determination and Trustor shall increase its monthly payments to Beneficiary by the amount that Beneficiary estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. Whenever an Event of Default exists that is then continuing, Beneficiary may apply any sums then present in the Tax and Insurance Impound to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Impound shall constitute additional security for the Debt. The Tax and Insurance Impound shall not constitute a trust fund and may be commingled with other monies held by Beneficiary. Unless otherwise required by applicable law, Trustor shall not receive interest or other earnings on the Tax and Insurance Impound, which shall be held in Beneficiary’s name at a financial institution selected by Beneficiary in its sole discretion. If Beneficiary so elects at any time, Trustor shall provide, at Trustor’s expense, a tax service contract for the Term issued by a tax reporting agency acceptable to Beneficiary. If Beneficiary does not so elect, Trustor shall reimburse Beneficiary for the cost of making annual tax searches throughout the Term.

6.                                       Escrow Funds.

(a)                                  Replacement Escrow

Trustor shall pay $3,490 to Beneficiary on the first day of each calendar month, as a reserve for future replacements and repairs required to be made to the Trust Property (the “Replacement Escrow Fund”). Beginning January 1, 2005, and every January 1st thereafter for the term of the Loan, Trustor shall pay Beneficiary an amount equal to one-twelfth of 102.5% of the previously required annual Replacement Escrow Fund amount on each monthly payment date for one year (or until the Loan is defeased in full pursuant to this Deed of Trust). Trustor hereby pledges to Beneficiary any and all monies now or hereafter deposited in the Replacement Escrow Fund as additional security for the payment of the Debt. Provided that no Event of Default has occurred which is then continuing, Beneficiary shall make disbursements from the Replacement Escrow Fund as requested, in writing, by Trustor, and approved by Beneficiary in its reasonable discretion, on a quarterly basis in increments of no less than $5,000 upon delivery by Trustor of copies of paid invoices (or with respect to requests in excess of $10,000, unpaid invoices) for the amounts requested, a certification from the Trustor stating: (a) the nature and type of the related replacement or repair, (b) that the related replacement or repair (or the portion thereof for which disbursements have been received or requested) has been completed in a good and workmanlike manner and (c) that the related replacement or repair (or the portion thereof for which disbursements have been received or requested) has been paid for in full (or, with respect to requests in excess of $10,000, will be paid for in full from the requested disbursement) and if required by Beneficiary, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Any disbursement by Beneficiary hereunder for a capital item in excess of $10,000 and not already paid for by Trustor, shall be made by joint check, payable to Trustor and the applicable contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with such capital item. Beneficiary may require an inspection of the Trust Property at Trustor’s expense prior to making a disbursement in order to verify completion of replacements and repairs (or the portion thereof for which disbursements have been received or requested) for which reimbursement is sought. The Replacement Escrow Fund shall be held in an interest bearing account in Beneficiary’s name at a financial institution selected by Beneficiary in its sole discretion. All earnings or interest on the Replacement Escrow Fund shall be and become a part of such Replacement Escrow Fund and shall be disbursed as provided in this Paragraph 6(a). All costs and expenses incurred by Beneficiary in establishing and maintaining such interest bearing account shall be paid by Trustor, Beneficiary may charge such costs and expenses directly against the Replacement Escrow Fund, and Trustor shall thereafter promptly pay to Beneficiary for deposit into the

Replacement Escrow Fund the full amount of such charges and expenses. Upon the occurrence and continuance of an Event of Default, Beneficiary may apply any sums then present in the Replacement Escrow Fund to the payment of the Debt in any order in its sole discretion. The Replacement Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary. Following the delivery and recording of a satisfaction, release, reconveyance or discharge of this Deed of Trust duly executed by Beneficiary, any funds remaining on deposit in the Replacement Escrow Fund will be disbursed to Trustor.

(b)                                 Cancellation Funds Escrow

Trustor shall pay to Beneficiary all funds received by Trustor from tenants in connection with the cancellation of any Leases (hereinafter “Cancelled Lease”), including, but not limited to, any cancellation fees, penalties, tenant improvements, leasing commissions or other charges (together the “Cancellation Payments”), and such funds shall be held and disbursed by Beneficiary pursuant to the terms of this subparagraph (the “Cancelled Lease Escrow Fund”). Notwithstanding the foregoing, at its sole election Beneficiary may cause all or any portion of the Cancellation Payments to be deposited into the Rollover Escrow Fund and disbursed, in accordance with the terms governing the Rollover Escrow Fund, for expenses relating to the releasing of the space with respect to which they were paid, provided that upon execution of a New Lease (hereafter defined) Beneficiary shall cause all or a part of the balance in the Cancelled Lease Escrow Fund to be deposited (to the extent funds are available therefor) into the Rollover Escrow Fund and held pursuant to the terms thereof in an amount equal to the leasing commissions, tenant improvement and other allowances and other costs related to the New Lease required to be paid by the landlord thereunder. Trustor hereby pledges to Beneficiary any and all monies now or hereafter deposited in the Cancelled Lease Escrow Fund as additional security for the payment of the Debt. Provided that no Event of Default has occurred that is then continuing, Beneficiary shall make disbursements from the Cancelled Lease Escrow Fund as follows: (i) the entire amount on deposit in the Cancelled Lease Escrow Fund shall be disbursed to Trustor following receipt by Beneficiary of a fully executed Lease covering the space that had been covered by the Cancelled Lease and which otherwise complies with the requirements for Leases entered into by Trustor in accordance with Paragraph 7 below and the separate Assignment of Leases and Rents from Trustor to Beneficiary (a “New Lease”), a signed tenant estoppel certificate in form and substance reasonably satisfactory to Beneficiary from the tenant under the New Lease to the effect that (1) Trustor has delivered possession of the space covered by such New Lease to such tenant, (2) all tenant improvements obligations of landlord under such New Lease have been satisfied, (3) tenant knows of no defaults on such landlord’s part under such New Lease, and (4) tenant is paying rent as required under such New Lease without setoff or deduction, and (ii) prior to the time, if ever, that Trustor satisfies the conditions of clause (i) immediately preceding, Beneficiary shall disburse to Trustor on the first day of each calendar month commencing the first full calendar month after Beneficiary’s receipt from Trustor of the Cancellation Payments an amount equal to the monthly base rental payment that was last payable under the Cancelled Lease, which disbursement shall continue each month until the earlier of either the disbursement of all funds in the Cancelled Lease Escrow Fund or the occurrence of an Event of Default and until such Event of Default is cured. The Cancelled Lease Escrow Fund shall be held in an interest bearing account in Beneficiary’s name at a financial institution selected by Beneficiary in its sole discretion. All earnings or interest on the Cancelled Lease Escrow Fund shall be and become a part of such Cancelled Lease Escrow Fund and shall be disbursed as provided in this Paragraph 6(c). All costs and expenses charged by the financial institution where the Cancelled Lease Escrow Fund account is held shall be paid by Trustor, Beneficiary may charge such costs and expenses directly against the Cancelled Lease Escrow Fund; and Trustor shall thereafter pay to Beneficiary on demand for deposit into the Cancelled Lease Escrow Fund the full amount of such costs and expenses. Upon the occurrence of an Event of Default that is then continuing, Beneficiary may apply any sums then present in the Cancelled Lease Escrow Fund to the payment of the Debt in any order in its sole discretion. The Cancelled Lease Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary. Following the delivery and recording of a satisfaction, release, reconveyance or discharge of this Deed of Trust duly executed by Beneficiary, any funds remaining on deposit in the Cancelled Lease Escrow Fund will be disbursed to Trustor.

(c)                                  If GSA fails to exercise the GSA Renewal Option (hereinafter defined) on or before August 31 2003 (such date, the “Outside GSA Renewal Date”), then, in such event, commencing on September 1, 2003, and continuing on the first day of each succeeding month through and including May 1, 2004, Trustor shall pay the sum of $111,111 to Beneficiary for deposit into an escrow account held by Beneficiary for tenant improvement and leasing commission obligations in connection with the re-leasing of the premises (the “GSA Space”) demised to GSA as of the date of this Deed of Trust (the “GSA Rollover Escrow Fund”), the intent hereof being that Beneficiary accumulate a reserve of $1,000,000 from such monthly payments. In lieu of the aforesaid monthly deposits, Trustor shall have the right to deliver a Letter of Credit (defined in subparagraph (e) below) in the amount of $1,000,000, in which event the terms of subparagraph (e) below shall govern and control (and provided no Event of Default has occurred that is then continuing hereunder any funds held by Beneficiary in the GSA Rollover Escrow Fund shall be promptly released by Beneficiary to Trustor). In the event that subsequent to the Outside GSA Renewal Date and prior to the expiration of the GSA Lease on May 3, 2004, Trustor and GSA execute and deliver a new or renewal Lease in respect of the entirety of the GSA Space satisfying the terms, provisions and conditions of this Deed of Trust (a “Delayed GSA Renewal”), then, in such case, Trustor’s obligation to fund the GSA Rollover Escrow Fund shall cease as of the date of such execution and delivery. For purposes hereof, (i) “GSA Renewal Option” shall mean and refer to the right of GSA pursuant to Section 5 of the GSA Lease (defined below) to renew the term thereof for the period May 4, 2004, through and including May 3, 2009, on and subject to the terms, provisions and conditions of the GSA Lease and (ii) “GSA Lease” shall mean and refer to that certain U.S. Government Lease for Real Property dated February 6, 1998, by and between Trustor, as landlord, and GSA, as tenant, as heretofore supplemented and amended.

Trustor hereby pledges to Beneficiary any and all monies now or hereafter deposited in the GSA Rollover Escrow Fund as additional security for the payment of the Debt. Provided that no Event of Default has occurred that is then continuing, Beneficiary shall make disbursements from cash deposits held in the GSA Rollover Escrow Fund for expenses reasonably incurred by Trustor for new Lease(s) entered into by Trustor in accordance with the provisions of Paragraph 7 below with respect to the GSA Space. All such expenses shall be approved by Beneficiary in its reasonable discretion.  Provided that no Event of Default that is then continuing shall exist and remain uncured, Beneficiary shall make disbursements as requested by Trustor on a monthly basis in increments of no less than $1,000.00 upon delivery by Trustor of copies of paid invoices (or with respect to requests in excess of $10,000.00, unpaid invoices) for the amounts requested for tenant improvements and leasing commissions, the newly executed Lease, extension, renewal, or modification, with a certification for tenant improvement disbursements from the Trustor stating (i) the nature and type of the related improvement, (ii) that the related improvement (or the portion thereof for which disbursements have been received or requested) has been completed in a good and workmanlike manner and (iii) that the related improvement (or the portion thereof for which disbursements have been received or requested) has been paid in full (or, with respect to requests in excess of $10,000.00, will be paid for in full from the requested disbursement) or a certification for leasing commission disbursements stating that such leasing commission has been paid in full (or, with respect to requests in excess of $10,000.00, will be paid for in full from the requested disbursement) and, if required by Beneficiary, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Any disbursement by Beneficiary hereunder in excess of $10,000.00 and not already paid for by Trustor, shall be made by joint check, payable to Trustor and the applicable contractor, supplier, materialman, mechanic, subcontractor, broker or other party to whom payment is due in connection with such disbursement. Beneficiary may require an inspection of the Trust Property at Trustor’s expense prior to making a disbursement in order to verify completion of improvements (or the portion thereof for which disbursements have been received or requested) for which reimbursement is sought. The GSA Rollover Escrow Fund shall be held in an interest bearing account in Beneficiary’s name at a financial institution selected by Beneficiary in its sole discretion. All earnings or interest on the GSA Rollover Escrow Fund shall be and become a part of such GSA Rollover Escrow Fund and shall be disbursed as provided in this Paragraph 6(c). All costs and expenses incurred by Beneficiary in establishing and maintaining such interest bearing account shall be paid by Trustor, Beneficiary may charge such costs and expenses directly against the GSA Rollover Escrow Fund, and Trustor shall thereafter promptly pay to Beneficiary for deposit into the GSA Rollover Escrow Fund the full amount of such charges and expenses. Upon the occurrence of an Event of Default that is then continuing, Beneficiary may apply any sums then present in the GSA Rollover Escrow Fund to the payment of the Debt in any order in its sole discretion. The GSA Rollover Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary.

Upon the satisfaction of the GSA Rollover Escrow Release Condition, and provided that no Event of Default that is then continuing shall exist, Beneficiary shall disburse the remaining balance held in the GSA Rollover Escrow Fund to Trustor on the first day of the calendar month following the month of such satisfaction. For purposes hereof, “GSA Rollover Escrow Release Conditions” shall mean (i) Beneficiary’s receipt of an estoppel certificate(s) from the new tenant(s) demising the GSA Space certifying for the benefit of Beneficiary that Trustor has delivered possession of the applicable space to such tenant, that such tenant has paid rent for a period of not less than one month and is paying rent on a current basis, that no default of Trustor as landlord under the Lease of such tenant(s) exists and otherwise consistent with the form of estoppel certificate utilized by Beneficiary in connection with the origination of the Loan, and (ii) Beneficiary’s receipt of a written request from Trustor requesting the release of such remaining balance, such request to be accompanied by the aforesaid estoppel certificate(s), the intent hereof being that once Trustor has released the entirety of the GSA Space the undisbursed balance held in the GSA Space Rollover Escrow Fund shall be released to Trustor. In the event of a Delayed GSA Renewal, provided that no Event of Default that is then continuing shall exist, Beneficiary shall disburse the remaining balance held in the GSA Rollover Escrow Fund to Trustor on the first day of the calendar month following Beneficiary’s receipt of (i) an estoppel certificate from GSA in a form reasonably comparable to the form of estoppel certificate furnished to Beneficiary in connection with the origination of the Loan and (ii), a certification from an authorized officer of Trustor stating that all tenant improvement allowances, lease extension incentive fees and other similar allowances, fees or payments payable by Trustor to GSA as an inducement for execution of the renewal Lease have been paid. Following the delivery and recording of a satisfaction, release, reconveyance or discharge of this Deed of Trust duly executed by Beneficiary, any funds remaining on deposit in the GSA Rollover Escrow Fund will be disbursed to Trustor.

(d)                                 If Carfax fails to exercise the Carfax Renewal Option (hereinafter defined) on or before April 30, 2006 (such date, the “Outside Carfax Renewal Date”), then, in such event, commencing on May 1, 2006, and continuing on the first day of each succeeding month through and including October 1, 2006, Trustor shall pay the sum of $125,000 to Beneficiary for deposit into an escrow account held by Beneficiary for tenant improvement and leasing commission obligations in connection with the re-leasing of the premises (the “Carfax Space”) demised to Carfax as of the date of this Deed of Trust (the “Carfax Rollover Escrow Fund”), the intent hereof being that Beneficiary accumulate a reserve of $750,000 from such monthly payments. In lieu of the aforesaid monthly deposits, Trustor shall have the right to deliver a Letter of Credit (defined in subparagraph (e) below) in the amount of $1,000,000, in which event the terms of subparagraph (e) below shall govern and control (and provided no Event of Default has occurred that is then continuing hereunder any funds held by Beneficiary in the Carfax Rollover Escrow Fund shall be promptly released by Beneficiary to Trustor). For purposes hereof, (i) “Carfax Renewal Option” shall mean and refer to the right of Carfax pursuant to Section 35 of the Carfax Lease (defined below) to renew the term thereof through November 5, 2011, on and subject to the terms, provisions and conditions of the Carfax Lease and (ii) “Carfax Lease” shall mean and refer to that certain Deed of Lease dated May 20, 1998, by and between Trustor, as landlord, and Carfax, Inc., as tenant, as heretofore amended.

Trustor hereby pledges to Beneficiary any and all monies now or hereafter deposited the Carfax Rollover Escrow Fund as additional security for the payment of the Debt. Provided that no Event of Default has occurred that is then continuing, Beneficiary shall make disbursements from cash deposits held in the Carfax Rollover Escrow Fund for expenses reasonably incurred by Trustor for new Lease(s) entered into by Trustor in accordance with the provisions of Paragraph 7 below with respect to the Carfax Space. All such expenses shall be approved by Beneficiary in its reasonable discretion. Provided that no Event of Default that is then continuing shall exist, Beneficiary shall make disbursements as requested by Trustor on a monthly basis in increments of no less than $1,000.00 upon delivery by Trustor of copies of paid invoices (or with respect to requests in excess of $10,000.00, unpaid invoices) for the amounts requested for tenant improvements and leasing commissions, the newly executed Lease, extension, renewal, or modification, with a certification for tenant improvement disbursements from the Trustor stating (i) the nature and type of the related improvement, (ii) that the related improvement (or the portion thereof for which disbursements have been received or requested) has been completed in a good and workmanlike manner and (iii) that the related improvement (or the portion thereof for which disbursements have been received or requested) has been paid in full (or, with respect to requests in excess of $10,000.00, will be paid for in full from the requested disbursement) or a certification for leasing commission disbursements stating that such leasing commission has been paid in full (or, with respect to requests in excess of $10,000.00, will be paid for in full from the requested disbursement) and, if required by Beneficiary, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Any disbursement by Beneficiary hereunder in excess of $10,000.00 and not already paid for by Trustor, shall be made by joint check, payable to Trustor and the applicable contractor, supplier, materialman, mechanic, subcontractor, broker or other party to whom payment is due in connection with such disbursement. Beneficiary may require an inspection of the Trust Property at Trustor’s expense prior to making a disbursement in order to verify completion of improvements (or the portion thereof for which disbursements have been received or requested) for which reimbursement is sought. The Carfax Rollover Escrow Fund shall be held in an interest bearing account in Beneficiary’s name at a financial institution selected by Beneficiary in its sole discretion. All earnings or interest on the Carfax Rollover Escrow Fund shall be and become a part of such Carfax Rollover Escrow Fund and shall be disbursed as provided in this Paragraph 6(d). All costs and expenses incurred by Beneficiary in establishing and maintaining such interest bearing account shall be paid by Trustor, Beneficiary may charge such costs and expenses directly against the Carfax Rollover Escrow Fund, and Trustor shall thereafter promptly pay to Beneficiary for deposit into the Carfax Rollover Escrow Fund the full amount of such charges and expenses. Upon the occurrence of an Event of Default that is then continuing, Beneficiary may apply any sums then present in the Carfax Rollover Escrow Fund to the payment of the Debt in any order in its sole discretion. The Carfax Rollover Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary.

Upon the satisfaction of the Carfax Rollover Escrow Release Condition, and provided that no Event of Default that is then continuing shall exist, Beneficiary shall disburse the remaining balance held in the Carfax Rollover Escrow Fund to Trustor on the first day of the calendar month following the month of such satisfaction. For purposes hereof, “Carfax Rollover Escrow Release Condition” shall mean (i) Beneficiary’s receipt of an estoppel certificate(s) from the new tenant(s) demising the Carfax Space certifying for the benefit of Beneficiary that Trustor has delivered possession of the applicable space to such tenant, that such tenant has paid rent for a period of not less than one month and is paying rent on a current basis, that no default of Trustor as landlord under the Lease of such tenant(s) exists and otherwise consistent with the form of estoppel certificate utilized by Beneficiary in connection with the origination of the Loan, and (ii) Beneficiary’s receipt of a written request from Trustor requesting the release of such remaining balance, such request to be accompanied by the aforesaid estoppel certificate(s), the intent hereof being that once Trustor has released the entirety of the Carfax Space the undisbursed balance held in the Carfax Rollover Escrow Fund shall be released to Trustor. Following the delivery and recording of a satisfaction, release, reconveyance or discharge of this Deed of Trust duly executed by Beneficiary, any funds remaining on deposit in the Carfax Rollover Escrow Fund will be disbursed to Trustor.

(e)                                  Letter of Credit Provisions

For purposes hereof, “Letter of Credit” shall mean an unconditional irrevocable letter of credit naming Beneficiary as the party entitled to demand payment thereunder, issued by a national bank or other financial institution with a rating of “A” or better from Standard & Poors and otherwise in form and substance satisfactory in all respects to Beneficiary in its sole discretion. Any Letter of Credit furnished by Trustor hereunder shall be held by Beneficiary as additional security for the Loan, subject to release in accordance with the terms, provisions and conditions of this subparagraph (e). By and upon delivery of a Letter of Credit, Trustor shall thereby be deemed to have pledged to Beneficiary such Letter of Credit as additional security for the payment of the Debt without the requirement for the execution and delivery of any other document or instrument. Trustor shall execute and deliver to Beneficiary such documents and instruments as Beneficiary may require to create and perfect such security interest.

Prior to the occurrence of the GSA Rollover Escrow Release Condition or the Carfax Rollover Escrow Release Condition, as the case may be, Trustor shall maintain the applicable Letter of Credit in full force and effect. If, at any time, either the issuer of the Letter of Credit furnishes notice of its election not to renew the Letter of Credit or, alternatively, the Letter of Credit shall expire by its terms as of a date certain and Trustor has failed to deliver to Beneficiary, on or before the date which is thirty (30) days prior to such expiration date, a substitute Letter of Credit satisfying the conditions and requirements hereof, then, in either such case, Beneficiary shall have the right, at any time thereafter, without the requirement of any notice to Trustor and without regard to the existence of any Event of Default hereunder, to draw on the outstanding Letter of Credit and deposit the proceeds thereof in an interest bearing account in Beneficiary’s name at a financial institution selected by Beneficiary in its sole discretion. The aforesaid right of Beneficiary shall be exercised in its sole and absolute discretion, and the granting of such right shall not be deemed or construed in any manner as conferring any benefit to Trustor or imposing any restriction on Beneficiary in the exercise of such discretion. Following any such draw and deposit, the proceeds shall thereupon become funds subject to the terms, provisions and conditions of subparagraph (c) or (d) above, as applicable, including the pledge thereof as additional security for the Debt without the requirement for the execution and delivery of any other document or instrument. All interest or other earnings on such funds shall be and become part of such escrow fund. In addition, upon the occurrence of an Event of Default that is then continuing, Beneficiary may draw and apply the proceeds of the Letter of Credit, or any escrow funds to the extent the Letter of Credit has previously been drawn, to the payment of the Debt in such order as Beneficiary shall determine in its sole discretion. Promptly following the satisfaction of the GSA Rollover Escrow Release Condition or the Carfax Rollover Escrow Release Condition, as the case may be, and provided that no Event of Default has occurred that is then continuing, or event which with notice, the passage of time, or both, would constitute an Event of Default has occurred that is then continuing hereunder, Beneficiary shall release the applicable Letter of Credit (or any funds held in the applicable escrow established following a draw under such Letter of Credit) to Trustor.

7.                                       Leases and Rents.

(a)                                  For Ten Dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Note, the receipt and sufficiency of which are hereby acknowledged and confessed, Trustor has absolutely GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does absolutely and unconditionally GRANT, BARGAIN, SELL, and CONVEY the Rents unto Beneficiary, in order to provide a source of future payment of the Debt subject only to the permitted exceptions applicable thereto and the License (herein defined), it being the intention of Trustor and Beneficiary that this conveyance be presently and immediately effective; TO HAVE AND TO HOLD the Rents unto Beneficiary, forever, and Trustor does hereby bind itself, its successors, and assigns to warrant and forever defend the title to the Rents unto Beneficiary against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Trustor shall pay or cause to be paid the Debt as and when the same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Obligations on or before the date the same are to be perforrned and discharged, then this assignment shall terminate and be of no further force and effect, and all rights, titles, and interests conveyed pursuant to this assignment of rents shall become vested in Trustor without the necessity of any further act or requirement by Trustor, Trustee, or Beneficiary.

(b)                                 Beneficiary hereby grants to Trustor a limited license (the “License”) subject to termination of the License in accordance with the applicable terms and provisions of Paragraph 25 hereof, to exercise and enjoy all incidences of the status of a lessor with respect to the Rents, including without limitation, the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefor. Trustor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, first to the payment of the Debt, next to the performance and discharge of the Obligations, and next to the payment of all expenses associated with the ownership and operation of the Premises and Improvements. Thereafter, Trustor may use the balance of the Rents collected in any manner not inconsistent with the Loan Documents. Neither this Assignment nor the receipt of Rents by Beneficiary shall effect a pro tanto payment of any portion of the Debt, and such Rents shall be applied as provided in this Paragraph 7.  Furthermore, and notwithstanding the provisions of this Paragraph 7, no credit shall be given by Beneficiary for any Rents until the money collected is actually received by Beneficiary, and no such credit shall be given for any Rents after termination or revocation of the License (except to the extent, if any, that Rents are actually received by Beneficiary and applied upon or after said receipt to the Debt), after foreclosure or other transfer of the Trust Property (or part thereof from which Rents are derived pursuant to this Deed of Trust) to Beneficiary or any other third party.

(c)                              Upon receipt from Beneficiary of a Lease Rent Notice (as defined in Paragraph 25 hereof), each lessee under the Leases is hereby authorized and directed to pay directly to Beneficiary all Rents thereafter accruing, and the receipt of Rents by Beneficiary shall be a release of such lessee to the extent of all amounts so paid. The receipt by a lessee under the Leases of a Lease Rent Notice shall be sufficient authorization for such lessee to make all future payments of Rents directly to Beneficiary and each such lessee shall be entitled to rely on such Lease Rent Notice and shall have no liability to Trustor for any Rents paid to Beneficiary after receipt of such Lease Rent Notice. Rents so received by Beneficiary for any period prior to foreclosure under this Deed of Trust or acceptance of a deed in lieu of such foreclosure shall be applied by Beneficiary to the payment of the following in such order and priority as Beneficiary shall determine: (i) the Debt and all expenses incident to taking and retaining possession of the Trust Property and/or collecting Rent as it becomes due and payable and (ii) all expenses associated with the ownership and operation of the Premises and Improvements. In no event will this Paragraph 7 reduce the Debt except to the extent, if any, that Rents are actually received by Beneficiary and applied upon or after said receipt to the Debt in accordance with the preceding sentence. Without impairing its rights hereunder, Beneficiary may, at its option, at any time and from time to time, release to Trustor Rents so received by Beneficiary or any part thereof. As between Trustor and Beneficiary, and any person claiming through or under Trustor, other than any lessee under the Leases who has not received a Lease Rent Notice, this Assignment of Rents is intended to be absolute, unconditional and presently effective (and not an assignment for additional security), and the Lease Rent Notice hereof is intended solely for the benefit of each such lessee and shall never inure to the benefit of Trustor or any person claiming through or under Trustor, other than a lessee who has not received such notice. It shall never be necessary for Beneficiary to institute legal proceedings of any kind whatsoever to enforce the provisions of this Deed of Trust with respect to Rents. TRUSTOR SHALL HAVE NO RIGHT OR CLAIM AGAINST ANY LESSEE FOR THE PAYMENT OF ANY RENTS TO BENEFICIARY HEREUNDER, AND TRUSTOR HEREBY INDEMNIFIES AND AGREES TO HOLD FREE AND HARMLESS EACH LESSEE FROM AND AGAINST ALL LIABILITY, LOSS, COST, DAMAGE OR EXPENSE SUFFERED OR INCURRED BY SUCH LESSEE BY REASON OF SUCH LESSEE’S COMPLIANCE WITH ANY DEMAND F0R PAYMENT OF RENTS MADE BY BENEFICIARY CONTEMPLATED BY THIS DEED OF TRUST.

(d)                                 At any time during which Trustor is receiving Rents directly from any of the lessees under the Leases, Trustor shall, upon receipt of written direction from Beneficiary, make demand and/or sue for all Rents due and payable under one or more Leases, as directed by Beneficiary, as it becomes due and payable, including Rents which are past due and unpaid. If Trustor fails to take such action, or at any time during which Trustor is not receiving Rents directly from lessees under the Leases, Beneficiary shall have the right (but shall be under no duty) to demand, collect and sue for, in its own name or in the name of Trustor, all Rents due and payable under the Leases, as it becomes due and payable, including Rents which are past due and unpaid.

(e)                                  All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Trustor and, if cash, shall be deposited by Trustor at such commercial or savings bank or banks as may be reasonably satisfactory to Beneficiary. Any bond or other instrument which Trustor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Beneficiary, and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Beneficiary. Trustor shall, upon request, provide Beneficiary with evidence reasonably satisfactory to Beneficiary of Trustor’s compliance with the foregoing. Whenever an Event of Default exists that is then continuing, Trustor shall, upon Beneficiary’s request, if permitted by any applicable legal requirements, turn over to Beneficiary the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Trust Property, to be held by Beneficiary subject to the terms of the Leases.

(f)                                    Trustor covenants and agrees (i) to the extent reasonably necessary to avoid a Material Adverse Effect, to perform punctually all obligations and agreements to be performed by it as lessor or party thereto under any Lease, and under any operating agreement, reciprocal easement agreement or similar such agreement; (ii) to the extent reasonably necessary to avoid a Material Adverse Effect, to do all things necessary or appropriate in the ordinary course of its business to compel performance by each other party to each of such instruments of such other party’s obligations and agreements thereunder; (iii) not to collect any of the Rents more than one (1) month in advance; (iv) not to execute any other assignment of lessor’s interest in the Leases or the Rents and (v) not to permit any subletting of any space covered by a Lease or an assignment of the tenant’s rights under a Lease except in strict accordance with the terms of such Lease. Except as otherwise permitted hereunder, Trustor shall not give any notice, approval or consent or exercise any rights under or in respect of any Lease or any of such other instruments, which action, omission, notice, approval, consent or exercise of rights would release any tenant or other party from, or reduce any tenant’s or any other party’s obligations or liabilities under, or would result in the termination, surrender or assignment of, or the amendment or modification of in any material adverse respect, or would impair the validity of, any Lease or any of such other instruments, if any of the foregoing would result in a Material Adverse Effect, without the prior written consent of Beneficiary, and any attempt to do any of the foregoing without such consent shall be of no force and effect. For purposes hereof, “Material Adverse Effect” means a material adverse effect upon (i) the business operations, assets or condition (financial or otherwise) of Trustor, (ii) the ability of Trustor to perform, or of Beneficiary to enforce, any material provision of any Loan Document, or (iii) the value, use or enjoyment of the Trust Properly or the operation thereof.

(g)                                 Trustor will promptly deliver to Beneficiary a copy of any notice from any other party to an operating agreement reciprocal easement agreement or similar such agreement, or toy tenant under any Lease (other than any Lease covering a residential dwelling unit), in any such case claiming that Trustor is in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Trustor and Trustor will use commercially reasonable efforts to provide in each Lease (other than any Lease covering a residential dwelling unit) executed after the date hereof to which Trustor is a party that any tenant delivering any such notice shall send a copy of such notice directly to Beneficiary. Following Beneficiary’s written request, Trustor shall deliver to Beneficiary a duplicate original or certified copy of each Lease covering any portion of the Premises or Improvements.

(h)                                 Trustor shall not enter into any Lease after the date hereof that would, evaluated alone or in conjunction with any then existing Leases, result in any Material Adverse Effect of the fair market value, as of the date such Lease is executed by Trustor, of the Premises or Improvements. Trustor may enter into any Lease which is not inconsistent with the provisions of this Paragraph 7 and the other applicable provisions of this Deed of Trust and the Loan Documents, if any. Each Lease entered into after the date hereof and each renewal or extension on or after the date hereof of any Lease (a “Renewal Lease”) shall (i) be with a tenant whom Trustor has reasonably determined is creditworthy in light of the financial obligations to be assumed by such tenant under the Lease or Renewal Lease, (ii) have an initial term of not less than three (3) or more than ten (10) years, except Leases covering residential dwelling units, (iii) provide for rent and other items to be payable in amounts at least equal to the fair market rental value (taking into account the type and quality of the tenant and the space covered by such Lease), as of the date such Lease or Renewal Lease is executed by Trustor (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (iv) not have a Material Adverse Effect on the value of the Premises and Improvements as a whole or the ability of Trustor to pay the Debt, (v) constitute an arm’s-length transaction with a bona fide, independent third-party tenant, (vi) be expressly subject and subordinate to this Deed of Trust and contain provisions for the agreement by the tenant thereunder to attorn to Beneficiary and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Premises and Improvements by any purchaser at a foreclosure sale, provided that, if Beneficiary has approved such Lease, the aforesaid subordination may be conditioned upon Beneficiary executing a non-disturbance agreement in Beneficiary’s customary form (vii) require the tenant thereunder to execute and deliver to Trustor an estoppel certificate addressing the issues set forth in Paragraph 12(b) of this Deed of Trust, and (viii) be written on the standard form of lease (without any material changes) approved in writing by Beneficiary (or in the case of any renewal or extension, on the form of the lease previously executed by such tenant prior to such renewal or extension) or otherwise approved in writing by Beneficiary. Subject to the provisions below covering Material Leases, Trustor may, without the consent of Beneficiary, amend, modify or waive the provisions of any Lease, provided that such action is in the normal course of Trustor’s business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Improvements are located, does not have a Material Adverse Effect upon the value of any of the Premises and Improvements, and provided further that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Deed of Trust and the other Loan Documents, as applicable. Following Beneficiary’s written request, Trustor shall deliver to Beneficiary a duplicate original or certified copy of the amendment, modification or waiver. Subject to the provisions below covering Material Leases, Trustor may terminate or permit the termination of any Lease or accept surrender of all or any portion of the space demised under any Lease or acquire any Lease or reduce the rentals reserved under or shorten the term of any Lease so long as such action is in the normal course of Trustor’s business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Improvements are located, and does not materially adversely affect the value of the Premises and Improvements (taking into account the planned alternative uses of the space) or the ability of Trustor to pay the Debt. All Leases and Renewal Leases, and amendments, modifications, terminations or waivers thereof not meeting the foregoing requirements may not be entered into by Trustor without the prior written approval of Beneficiary.

(i)                                     Trustor shall not enter into any Lease with an affiliate of Trustor without the prior written consent of Beneficiary. Trustor shall not enter into any Lease that grants the tenant thereunder a right or option to purchase all or any portion of the Premises and Improvements.

(j)                                     Notwithstanding anything contained herein to the contrary, Trustor shall not, without the prior written consent of Beneficiary, enter into, renew, extend, amend, modify, waive any provisions of, terminate, permit the termination of, or accept surrender of all or any portion of the space demised under, any Material Lease. The term “Material Lease” shall mean any existing Lease that covers or proposed lease agreement that would cover more than 28,000 rentable square feet of the Premises or Improvements. Nothing in this subparagraph shall prohibit Trustor from accepting a tenant’s election of a right to extend the term of any Material Lease existing as of the date hereof or which Material Lease is subsequently approved by Beneficiary pursuant to the terms hereof if such right to extend is expressly provided for in such Material Lease, the exercise of such right is at the sole option of the tenant thereunder and the length of the extended term and the rental to be paid during the extended term are fixed amounts or formula amounts set forth in such Material Lease.

(k)                                  Any Lease, Renewal Lease, Material Lease, or modification, amendment, wavier, renewal or extension of a Lease or Material Lease that may not be entered into by Trustor under this Deed of Trust without the prior approval of the Beneficiary (a “Lease Under Review”) must be submitted to Beneficiary together with a comparison of such Lease Under Review compared against the standard form of lease then being used by Trustor. Beneficiary shall have fifteen (15) business days after its acknowledged receipt of a Lease Under Review to approve or disapprove the same or to request additional information or materials in connection with its review (the “Additional Due Diligence Material”). If Beneficiary disapproves a Lease Under Review, Beneficiary shall provide Trustor with a written explanation of the reasons for disapproval. If Beneficiary has not approved or disapproved a Lease Under Review within fifteen (15) business days of its acknowledged receipt of such Lease Under Review or of the Additional Due Diligence Material, if any, Beneficiary requested as provided above, then such Lease Under Review shall be deemed approved.

8.                                      Transfer or Encumbrance of the Trust Property.

(a)                                  The term “Transfer” means (i) any direct, indirect, voluntary or involuntary, sale, conveyance, assignment, alienation, disposition, mortgage, encumbrance, pledge or other transfer of all or any part of the Trust Property, or of all or any portion of the controlling ownership interests in the Governing Entities of Trustor or Guarantor (including any transfer of any such controlling ownership interests resulting from the death of a natural person or by operation of law), or (ii) Trustor shall be divested of its title to the Trust Property or any interest therein, in any manner or way, whether voluntarily or involuntarily. A Transfer includes, without limitation, (A) an installment sales agreement wherein Trustor agrees to sell the Trust Property or any part thereof for a price to be paid in installments and possession and incidents of ownership are transferred to the purchaser; (B) an agreement by Trustor leasing all or a substantial part of the Premises or Improvements for other than actual occupancy by a space tenant thereunder pursuant to a Lease in accordance with the terms of the applicable Loan Documents; (C) a sale, assignment, pledge, encumbrance or other transfer of, or the grant of a security interest in, Trustor’s right, title and interest in and to any Leases or any Rents; (D) any change in control of Trustor, Guarantor or either of their respective Governing Entities, or (E) any pledge, hypothecation, assignment, transfer or other encumbrance of any ownership interest in Trustor, Guarantor or either of their respective Governing Entities. The term “Transfer” shall not include a lease that is not a lease described in the preceding clause (B) and shall not include any easement, covenant, condition or restriction executed in the ordinary course of the Trustor’s business.

(b)                                 Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any Transfer made without Beneficiary’s prior written consent. This provision shall apply to every Transfer whether voluntary or not, or whether or not Beneficiary has consented to any previous Transfer.

(c)                                  Beneficiary’s consent to any Transfer shall not be deemed to be a waiver of Beneficiary’s right to require such consent to any future Transfer. Any Transfer made in contravention of this Paragraph 8 shall be null and void and of no force and effect.

(d)                                 In connection with the review, approval and documentation of any Transfer Trustor shall pay or reimburse Beneficiary on demand all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums, rating agency fees, and the cost of legal opinions relating to REMIC or similar tax issues) incurred by Beneficiary in connection with the review, approval and documentation of such Transfer.

(e)                                  Transfers of controlling ownership interests in Trustor or Guarantor or any Governing Entity of Trustor or Guarantor occurring solely by devise, descent or by operation of law upon the death of a natural person will nevertheless not constitute an Event of Default if (i) all transferees are Family Members, (ii) none of the transferees is then or ever has been a debtor in a bankruptcy or reorganization proceeding or is then or ever has been a defendant in a criminal enforcement proceeding involving any matter classified as a felony under applicable law or involving charges of moral turpitude or fraud, (iii) the person or entity in control of Trustor (or Guarantor, if applicable) following the Transfer and the day-to-day operations of the Trust Property is acceptable to Beneficiary in all respects based upon Beneficiary’s then applicable underwriting criteria and requirements, (iv) Trustor shall give Beneficiary notice of such Transfer together with copies of all instruments effecting such Transfer, (v) Beneficiary shall have received payment of all out-of-pocket costs and expenses, if any, incurred by Beneficiary in connection with such Transfer, and no Event of Default shall have occurred which is then continuing.

(f)                                    For purposes of this Paragraph 8, (i) “control” means the power to direct the management and policies of Trustor, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise, and (ii) a “Family Member” means a spouse, child, grandchild or other lineal descendant of the transferor or transferee, as the case may be, and any trust established for the benefit of a spouse, child, grandchild or other lineal descendant of the transferor or transferee, as the case may be.

(g)                                 Notwithstanding anything to the contrary in this Paragraph 8. Trustor shall have the right to transfer the Trust Property in its entirety (a “Property Transfer”) without complying with the other provisions of this Paragraph 8 if, and only if, all of the following conditions are first satisfied:

(i)                                     No Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall exist that is then continuing.

(ii)                                  Trustor gives Beneficiary written notice of the terms of such prospective Property Transfer not less than sixty (60) days before the date on which such Property Transfer is scheduled to be consummated and, concurrently therewith, gives Beneficiary all reasonable information concerning the proposed transferee of the Trust Property (“Transferee”) and the proposed person or entity that will assume Guarantor’s obligations under the Guaranty (“Transferee Guarantor”) as Beneficiary would require in evaluating an initial extension of credit to a borrower and pays to Beneficiary a non-refundable application fee in the amount of $5,000.00 (the “Application Fee”).

(iii)                               Beneficiary approves in writing the Transferee and, if applicable, the Transferee Guarantor, which approval Beneficiary may withhold in its reasonable discretion. In determining whether to give or withhold its approval of the Transferee and Transferee Guarantor, Beneficiary may consider the Transferee’s experience in owning and operating facilities similar to the Premises and Improvements, the Transferee’s entity structure, the Transferee’s and, if applicable, the Transferee Guarantor’s financial strength and creditworthiness, and the Transferee’s and, if applicable, the Transferee Guarantor’s general business standing and their relationships with contractors, vendors, tenants, lenders and other business entities. In connection with such consideration by Beneficiary, Beneficiary may review such financial statements, credit reports, tax returns and other information reasonably requested by Beneficiary.

(iv)                              Beneficiary shall have determined in its reasonable discretion that Transferee’s proposed property manager has sufficient experience in the ownership and management of properties similar to the Premises and Improvements, and Beneficiary shall have received reasonable evidence thereof (and Beneficiary reserves the right to approve the Transferee without approving the substitution of the property manager).

(v)                                 To the extent Beneficiary determines it necessary or prudent to do so, Beneficiary shall have received written recommendations from the Rating Agencies (as hereinafter defined) to the effect that the proposed Property Transfer will not result in a requalification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction (as hereinafter defined). The term “Rating Agencies” as used herein shall mean each of Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch, Inc., or any other nationally-recognized statistical rating agency which has been approved by Beneficiary;

(vi)                              Without any cost or expense to Beneficiary, Transferee and, if applicable, Transferee Guarantor execute and deliver to Beneficiary an assumption agreement in form and substance acceptable to Beneficiary evidencing such Transferee’s agreement to abide and be bound by the terms of the Note, this Deed of Trust and the other Loan Documents (subject to the provisions of Paragraph 51) and, if applicable, such Transferee Guarantor’s agreement to abide and be bound by the terms of the Guaranty, and Transferee executes and delivers new financing statements or financing statement amendments, and Transferee and Transferee Guarantor deliver such additional documents and legal opinions as reasonably requested by Beneficiary to evidence and effectuate said assumption.

(vii)                           If Transferee is other than a natural person, Beneficiary is in receipt of all documents evidencing the Transferee’s capacity and good standing, and the qualification of the signers to execute the assumption of the Debt, which documents shall include, without limitation, certified copies of all documents relating to the organization and formation of the Transferee and Transferee’s Governing Entity. Transferee and such Governing Entity must satisfy all of the applicable requirements of Paragraph 9 of this Deed of Trust.

(viii)                        Trustor executes and delivers to Beneficiary, without any cost or expense to Beneficiary, a release of Beneficiary, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the consummation of the Property Transfer, which agreement shall be in form and substance reasonably satisfactory to Beneficiary.

(ix)                                Trustor delivers to Beneficiary, without any cost or expense to Beneficiary, such endorsements to Beneficiary’s mortgagee policy of title insurance, hazard insurance endorsements or certificates and other similar materials as Beneficiary may deem reasonably necessary at the time of the Property Transfer, all in form and substance reasonably satisfactory to Beneficiary, including, without limitation, an endorsement or endorsements to Beneficiary’s title insurance policy insuring the lien of this Deed of Trust, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above, with no additional exceptions added to such policy, and insuring that fee simple title to the Premises and Improvements are vested in the Transferee.

(x)                                   Concurrently with the consummation of the Property Transfer, Trustor pays to Beneficiary in cash a non-refundable transfer fee equal to one percent (1%) of the then outstanding amount of the Debt (the “Transfer Fee”), which Transfer Fee is in addition to the Application Fee. The Application Fee shall be used to pay Beneficiary’s reasonable and customary out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums, Rating Agency fees and the cost of legal opinions relating to REMIC or similar tax issues, incurred by Beneficiary in connection with the Property Transfer. Trustor’s obligation to pay such out-of-pocket costs and expenses and attorneys’ fees of Beneficiary in connection with such Property Transfer shall not exceed the Application Fee.

(h)                                 Without limiting the foregoing, if a Property Transfer has been consummated following satisfaction of all of the conditions precedent set forth in Subparagraph 8(i) above and Beneficiary has received from Transferee and, if applicable, Transferee Guarantor, the written assumption agreement described in Subsection 8(i)(vi) above, then, and only then, the parties who have executed this Deed of Trust shall be relieved of all obligations under the Note, this Deed of Trust and the other Loan Documents, and the Guarantor, if applicable, shall be relieved of all obligations under the Guaranty, but in each instance only as to acts or events occurring, or obligations arising, after consummation of such Property Transfer.

(j)                                     Notwithstanding any other term or provision of this Paragraph 8 to the contrary, Transfers of controlling ownership interests in Trustor or of controlling ownership interests in any Governing Entity of Trustor or Guarantor may not be consummated without the prior consent of Beneficiary for the period ending upon the first to occur of (i) a Secondary Market Transaction or (ii) one hundred eighty (180) days after the date of this Deed of Trust, upon which date this subparagraph shall terminate and be of no further force or effect.

9.                                   Single Purpose Entity/Separateness.  Trustor represents, warrants and covenants as follows:

(a)                                  Trustor does not own and will not own any asset or property other than (i) the Trust Property, and (ii) incidental personal property necessary for the ownership or operation of the Trust Property.

(b)                                 Trustor will not engage in any business other than the ownership, management and operation of the Trust Property and Trustor will conduct and operate its business as presently conducted and operated.

(c)                                  Trustor will not enter into any contract or agreement with any affiliate of the Trustor, any constituent party of Trustor, any guarantor (a “Guarantor”) of the Debt or any part thereof or any affiliate of any constituent party or Guarantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(d)                                 Trustor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) Trade Payables (defined hereinbelow) not represented by a note customarily paid by Trustor within 60 days of incurrence and in fact not more than 60 days outstanding (unless being contested in good faith by Trustor), which are incurred in the ordinary course of Trustor’s ownership and operation of the Trust Property, in amounts reasonable and customary for similar properties and not exceeding four percent (4%) of the Loan at any one time, and (iii) debt incurred in the financing of equipment and other personal property used on the Premises; provided that the aggregate capitalized amount thereof shall not exceed $250,000 at any time or require aggregate payments exceeding $25,000 in any calendar year. No indebtedness other than the Debt may be secured (subordinate or pari passu) by the Trust Property. For purposes hereof, “Trade Payables” shall mean unsecured amounts payable by or on behalf of Trustor for or in respect of the ownership and operation of the Trust Property in the ordinary course, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other persons providing property or services to the Trust Property or Trustor.

(e)                                  Trustor has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), and shall not acquire obligations or securities of its affiliates or any constituent party.

(f)                                    Trustor is and will remain solvent and Trustor will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

(g)                                 Trustor has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, good standing and right to do business in the state where it is organized or registered and in the state where the Premises are located, and Trustor will not, and will not permit its Governing Entity, or Guarantor (if Guarantor is other than a natural person), to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, articles or organization and operating agreement, trust or other organizational documents of Trustor or the Governing Entity without the prior written consent of Beneficiary.

(h)                                 Trustor will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and, unless treated as a division for tax purposes of another taxpayer, Trustor will file its own tax returns, provided, however, that Trustor’s assets may be included in a consolidated financial statement with its affiliates provided that the appropriate notations shall be made on such consolidated financial statement to indicate the separateness of Trustor and such affiliates and to indicate that none of such affiliates assets and credit are available to satisfy the debts and other obligations of Trusor.

(i)                                     Trustor shall maintain its books, records, resolutions and agreements as official records.

(j)                                     Trustor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Trustor, any constituent party of Trustor, any Guarantor or any affiliate of any constituent party of Trustor or Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

(k)                                  Trustor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(l)                                     Neither Trustor, Guarantor nor any Governing Entity of Trustor or Guarantor, will seek the dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of the Trustor, Guarantor or such Governing Entity.

(m)                               Trustor will not commingle the funds and other assets of Trustor with those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party of Trustor or Guarantor, or any other person.

(n)                                 Trustor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party of Trustor or Guarantor, or any other person.

(o)                                 Trustor does not and will not hold itself out to be responsible for the debts or obligations of any other person.

(p)                                 If Trustor is a limited partnership or a limited liability company, its Governing Entity, shall be an entity whose sole asset is its interest in Trustor and each such Governing Entity will at all times comply, and will cause Trustor to comply, with each of the representations, warranties, and covenants contained in this Paragraph 9 as if such representation, warranty or covenant was made directly by such Governing Entity.

(q)                                 Trustor and its Governing Entity, have caused, and at all times shall cause, there to be at least two duly appointed managers of the Governing Entity, who each constitute an “Independent Director” and who are each reasonably satisfactory to Beneficiary. As used herein, the term “Independent Director” means an individual who, except in his or her capacity as an Independent Director of the Governing Entity is not, and has not been during the five years immediately before such individual’s appointment as an Independent Director, (i) a member, managing member, partner, Member, officer or employee of the Trustor, its Governing Entity, or their Affiliates; (ii) affiliated with a customer or supplier of the Trustor, its Governing Entity or their Affiliates; (iii) a spouse, parent, sibling or child of any person described by (i) or (ii) above. As used herein, the term “Affiliate” shall mean any person or entity other than the Governing Entity (i) which owns beneficially, directly or indirectly, any outstanding shares of the Governing Entity stock or any membership interest in the Trustor, or (ii) which controls or is under common control with the Governing Entity or the Trustor. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

(r)                                    Neither Trustor nor its Governing Entity shall cause or permit the board of directors or members, as the case may be, of Trustor or of Governing Entity, to take any action which, under the terms of any certificate of incorporation or organization, any by-laws or operating agreement, or any voting trust agreement with respect to any common stock, or membership or partnership interests, requires the vote of the board of directors, partners, managers or members of Trustor or of its Governing Entity unless at the time of such action there shall be at least one director, manager or member who is an Independent Director.

(s)                                  Trustor shall conduct its business so that the assumptions made with respect to Trustor in that certain opinion letter dated June 13, 2003 (the “Insolvency Opinion”) delivered by Arent Fox Kintner Plotkin & Kahn, PLLC in connection with the Loan shall be true and correct in all material respects.

10.                               Maintenance of Trust Property.  Trustor shall cause the Trust Property to be maintained in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age. nature and construction. Trustor shall not use, maintain or operate the Trust Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. Trustor shall comply in all material respects with all of the recommendations (if any) concerning the maintenance and repair of the Trust Property which are contained in the inspection and engineering report which was delivered to Beneficiary in connection with the origination of the Loan. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment with items of the same utility and of equal or greater value) without the prior written consent of Beneficiary. Trustor shall promptly comply with all laws, orders and ordinances affecting the Trust Property, or the use thereof. Trustor shall promptly repair, replace or rebuild any part of the Improvements or Equipment that is destroyed by any Casualty, or becomes damaged, worn or dilapidated or that is affected by any Taking and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. Trustor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Premises or Improvements or any part thereof. If under applicable zoning provisions the use of all or any portion of the Premises or Improvements is or shall become a nonconforming use, Trustor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Beneficiary. Trustor shall not (i) change the use of the Premises or Improvements or (ii) take any steps whatsoever to convert the Premises or Improvements, or any portion thereof, to a condominium or cooperative form of management. Trustor will not install or permit to be installed on the Premises any underground storage tank. Trustor shall not commit or suffer any waste of the Trust Property or make any change in the use of the Trust Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Trust Property, or take any action that might invalidate or give cause for cancellation of any of the Policies, or do or permit to be done thereon anything that may in any way impair the value of the Trust Property in any material respect or the lien of this Deed of Trust. Trustor will not, without the prior written consent of Beneficiary, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Premises, regardless of the depth thereof or the method of mining or extraction thereof.

11.                               Defeasance.

(a)                                  At any time after the date which is the earlier of four years following the date hereof or two years after the date of a Secondary Market Transaction (as defined in Paragraph 19(b)), and provided no Event of Default exists that is then continuing, Trustor may obtain the release of the Trust Property from the lien of this Deed of Trust upon the satisfaction of the following conditions precedent:

(i)                                     not less than thirty (30) days prior written notice to Beneficiary specifying a regularly scheduled payment date (the “Release Date”) on which the Defeasance Deposit (hereinafter defined) is to be made;

(ii)                                  the payment to Beneficiary of interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

(iii)                               the payment to Beneficiary of all other sums, not including scheduled interest or principal payments, due under the Note, this Deed of Trust the Assignment of Leases, and the other Loan Documents;

(iv)                              the payment to Beneficiary of the Defeasance Deposit; and

(v)                                 the delivery to Beneficiary of:

(A)                              a security agreement, in form and substance satisfactory to Beneficiary, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations (hereinafter defined) purchased on behalf of Trustor with the Defeasance Deposit in accordance with this provision of this paragraph (the “Security Agreement”);

(B)                                a release of the Trust Property from the lien of this Deed of Trust (for execution by Beneficiary) in a form appropriate for the jurisdiction in which the Trust Property is located;

(C)                                an officer’s certificate of Trustor certifying that the requirements set forth in this Subparagraph (a) have been satisfied;

(D)                               an opinion of counsel for Trustor in form and substance and delivered by counsel satisfactory to Beneficiary stating, among other things (x) that Beneficiary has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations purchased by Beneficiary on behalf of Trustor, (y) that the Security Agreement is enforceable against Trustor in accordance with its terms and (z) that the defeasance will not cause any trust to fail to qualify as a “real estate mortgage investment conduit” (a “REMIC”), within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended from time to time or any successor statute;

(E)                                 evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a re-qualification, reduction or withdrawal of any rating in effect immediately prior to such defeasance for any securities issued in connection with a Secondary Market Transaction; and

(F)                                 such other certificates, opinions, documents or instruments as Beneficiary may reasonably request.

In connection with the conditions set forth in Subparagraph11(a)(v) above, Trustor hereby appoints Beneficiary as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Release Date upon which interest and principal payments are required under the Note and in amounts equal to the scheduled payments due on such dates under the Note (the “Scheduled Defeasance Payments”). Trustor, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Beneficiary and applied to satisfy the obligations of the Trustor under the Note.

(b)                                 Upon compliance with the requirements of this Paragraph 11, the Trust Property shall be released from the lien of this Deed of Trust and the pledged U.S. Obligations shall be the sole source of collateral securing the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by Subparagraph (a) above and satisfy the Trustor’s obligations under this paragraph shall be remitted to the Trustor with the release of the Trust Property from the lien of this Deed of Trust. In connection with such release, Beneficiary may establish or designate a successor entity (the “Successor Trustor”) and Trustor shall transfer and assign all obligations, rights and duties under and to the Note together with the pledged U.S. Obligations to such Successor Trustor. The right of Beneficiary to establish or designate a Successor Trustor shall be retained by Beneficiary notwithstanding the sale or transfer of this Deed of Trust unless such obligation is specifically assumed by the transferee. Such Successor Trustor shall assume the obligations under the Note and the Security Agreement and Trustor shall be relieved of its obligations thereunder. The Trustor shall pay $1,000.00 to any such Successor Trustor as consideration for assuming the obligations under the Note and the Security Agreement. Notwithstanding anything in this Deed of Trust to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this paragraph, but Trustor shall pay all costs and expenses incurred by Beneficiary, including Beneficiary’s attorneys’ fees and expenses, incurred in connection with this Paragraph 11.

(c)                                  For purposes of this paragraph, the following terms shall have the following meanings:

(i)                                     The term “Defeasance Deposit” shall mean an amount equal to the sum of one-hundred percent (100%) of the entire unpaid principal balance of the Note, the Yield Maintenance Premium, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this paragraph;

(ii)                                  The term “Yield Maintenance Premium” shall mean the amount (if any) which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments; and

(iii)                               The term “U.S. Obligations” shall mean direct, non-callable obligations of the United States of America.

12.                               Estoppel Certificates and No Default Affidavits.

(a)                                  After written request by Beneficiary, Trustor, within ten (10) days, shall furnish Beneficiary or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, no Events of Default or events which, with the passage of time or the giving of notice or both, would constitute an Event of Default exist under any of the Loan Documents that is then continuing, (vii) that, except as expressly set forth in such statement, all representations and warranties of Trustor set forth herein and in the other Loan Documents are true and correct in all material respects as of the date of such statement, (viii) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (ix) whether any offsets or defenses exist against the Debt or Obligations and, if any are alleged to exist, a detailed description thereof, (x) that all Leases are in full force and effect and (provided the Improvements are not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (xi) the date to which the Rents thereunder have been paid pursuant to the Leases, (xii) whether or not, to the best knowledge of Trustor, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in material default, setting forth the specific nature of all such material defaults, (xiii) the amount of security deposits held by Trustor under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiv) as to any other matters reasonably requested by Beneficiary and reasonably related to the Leases, the Debt and Obligations, the Trust Property or this Deed of Trust.

(b)                                 Upon Beneficiary’s written request, subject to the provisions of the Leases, Trustor shall request from each tenant whose Lease requires such tenant to execute and deliver an estoppel certificate (and with respect to any tenant whose Lease does not require the same Trustor shall use its best efforts to obtain such certificate), and shall thereafter promptly deliver to Beneficiary duly executed estoppel certificates from any one or more tenants under the Leases as received by Beneficiary from any one or more of such tenants. Subject to the provisions of any such Leases that specify the contents of such estoppel certificates, such estoppel certificates shall attest to such facts regarding the Leases as Beneficiary may reasonably require, including, but not limited to, to the extent accurate, attestations that each Lease covered thereby is in full force and effect with no material defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease. Trustor shall not be required to deliver such certificates more frequently than one (1) time in any calendar year, other than the calendar year during which a Secondary Market Transaction occurs.

13.                               Changes in Laws Regarding Taxation.  If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Trust Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary’s interest in the Trust Property, Trustor will pay such tax, with interest and penalties thereon, if any. In the event Beneficiary is advised by counsel chosen by it that the payment of such tax or interest and penalties by Trustor would be unlawful or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, Beneficiary shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable, in which event the payment of the Debt shall be without any prepayment or yield maintenance premium or penalty.

14.                            No Credits on Account of the Debt.  Trustor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Trust Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Trust Property, or any part thereof, for real estate tax purposes by reason of this Deed of Trust or the Debt. In the event such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable, in which event the payment of the Debt shall be without any prepayment or yield maintenance premium or penalty.

15.                               Documentary Stamps.  If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Deed of Trust, or impose any other tax or charge on the same, Trustor will pay for the same, with interest and penalties thereon, if any.

16.                               Controlling Agreement.  It is expressly stipulated and agreed to be the intent of Trustor, and Beneficiary at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Beneficiary to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Paragraph 16 shall control every other covenant and agreement in this Deed of Trust and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Beneficiary’s exercise of the option to accelerate the maturity of the Note, or if any prepayment by Trustor results in Trustor having paid any interest in excess of that permitted by applicable law, then it is Trustor’s and Beneficiary’s express intent that all excess amounts theretofore collected by Beneficiary shall be credited on the principal balance of the Note and all other Debt, and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

17.                               Financial Statements.

(a)                                  Trustor represents and warrants to Beneficiary that the financial statements heretofore furnished to Beneficiary are, as of the dates specified therein, complete and correct in all material respects and fairly present the financial condition of the Trustor and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with sound accounting principles consistently applied. Trustor does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Trustor and reasonably likely to have a materially adverse effect on the Trust Property or the operation of the Improvements, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Trustor from that set forth in said financial statements.

(b)                                 Trustor will maintain full and accurate books and records of accounts in accordance with sound accounting principles consistently applied in which full, true and correct entries shall be promptly made with respect to Trustor, the Trust Property and the operation thereof, and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction, repair or operation of the Improvements) to be inspected or audited and copies made by Beneficiary and its representatives during normal business hours and at any other reasonable times. Trustor will furnish, or cause to be furnished, to Beneficiary on or before forty-five (45) calendar days after the end of each calendar quarter the following items, each certified by Trustor as being true and correct, in such format and in such detail as Beneficiary may request: (i) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, commencement date, expiration date, options to renew or expand, expense recovery provisions, and identifying any defaults or payment delinquencies thereunder; (ii) monthly and year-to-date operating statements prepared for each calendar month during each such calendar quarter reporting period detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow. From the date hereof through the earlier of the date twelve (12) months after the date hereof or the date of disposition of the Loan by Beneficiary in a Secondary Market Transaction (defined in Paragraph 19(b)), the Trustor shall furnish on a monthly basis each of the items listed in the immediately preceding sentence (collectively, the “Pre-Securitization Financials”) within twenty (20) days after the end of each calendar month. Trustor’s annual financial statements shall include, except with respect to tenants occupying and Leases covering residential dwelling units, (i) a list of the tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements, and (ii) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and a cumulative basis. Within ninety (90) days following the end of each calendar year, Trustor shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for the Trustor in such detail and format as Beneficiary may request, and setting forth the financial condition and the income and expenses for the Trust Property for the immediately preceding calendar year. Trustor’s annual financial statements shall be accompanied by a certificate executed by its chief financial officer, or by an authorized representative of its Governing Entity, as applicable, stating that each such annual financial statement presents fairly the financial condition of the Trust Property being reported upon in accordance with sound accounting principles consistently applied. Upon the request of Beneficiary, Trustor’s annual financial statement shall be audited by, or prepared and certified by, an independent certified public accountant. At any time and from time to time Trustor shall deliver to Beneficiary or its agents such other financial data as Beneficiary or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Trust Property.

(c)                                  In the event that Trustor fails to provide to Beneficiary or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Paragraph 17 within thirty (30) days after the date upon which such Required Record is due, Trustor shall pay to Beneficiary, at Beneficiary’s option and in its sole discretion, an amount equal to $5,000; provided that, Beneficiary has given at least fifteen (15) days prior written notice to Trustor of such failure by Trustor to timely submit the applicable Required Record and the opportunity to cure such default by delivering the applicable Required Record during such fifteen (15) day period. Notwithstanding the foregoing, in the event that Trustor fails to provide Beneficiary with Pre-Securitization Financials on or before the date they are due, Trustor shall pay to Beneficiary at Beneficiary’s option and in its sole discretion, an amount equal to $5,000 for each month that Trustor fails to deliver the required Pre-Securitization Financials.

18.                               Performance of Other Agreements.  Trustor shall observe and perform each and every term to be observed or performed by Trustor pursuant to the terms of any of the Intangibles or any other agreement or recorded instrument affecting or pertaining to the Trust Property. Trustor further covenants and agrees to (a) give prompt notice to the Beneficiary of any notice received by the Trustor concerning any of the Intangibles or any such other agreement or recorded instruments, together with a complete copy of any such notice, (b) enforce, short of termination thereof, the performance and observance of each and every term, covenant and provision of the Intangibles and any such other agreement and recorded instrument to be performed or observed, if any, and (c) not terminate any of the Intangibles or any such other agreement or recorded statement without the prior written consent of the Beneficiary.

19.                               Further Acts, Etc.

(a)                                  Trustor will, at the cost of Trustor, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements, financing statement amendments or continuation statements, transfers and assurances as Beneficiary shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby deeded, mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust or for facilitating the sale of the Loan and the Loan Documents as described in Paragraph 19(b) below. Trustor, on demand, will execute and deliver and hereby authorizes Beneficiary to execute in the name of Trustor or without the signature of Trustor to the extent Beneficiary may lawfully do so, one or more financing statements, financing statement amendments, chattel mortgages or other instruments, to evidence more effectively the security interest of Beneficiary in the Trust Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Trustor will, at the cost of Trustor and without expense to Beneficiary, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Trust Property. Trustor grants to Beneficiary and Trustee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary and Trustee at law and in equity, including, without limitation, such rights and remedies available to Beneficiary and Trustee pursuant to this paragraph.

(b)                                 Trustor acknowledges that Beneficiary and its successors and assigns may (i) sell, assign or transfer this Deed of Trust, the Note and other Loan Documents to one or more investors as a whole loan, (ii) grant participation interests in the Loan to investors or issue to investors mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement to one or more investors, (iii) deposit this Deed of Trust, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, (vi) transfer any and all of the servicing rights with respect to the Loan, or delegate any or all of its responsibilities as Beneficiary under the Loan Documents, or (v) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (v) are hereinafter each referred to as “Secondary Market Transaction”); provided, however, notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Trustor shall not be obligated to take any action nor shall any such requirements be imposed in connection with a Secondary Market Transaction that would: (i) change the outstanding principal balance of the Loan; (ii) increase the interest rate or payments on the Loan; (iii) increase the rate of amortization of the Loan; (iv) shorten the maturity date of the Loan; (v) alter in any material way the transfer restrictions relating to direct or indirect interests in the Trust Property (including any equity interests in the direct or indirect owners of Trustor); (vi) affect the limitations on recourse against Trustor; (vii) increase the amounts of reserves or escrows; (viii) violate any existing agreement to which Trustor, Guarantor or any of their affiliates is a party or any applicable law; or (ix) materially change any obligation of Trustor under the other Loan Documents. Trustor shall cooperate with Beneficiary in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction, provided, however, that Trustor shall not be required to (A) incur any additional liability under the Loan Documents, (B) suffer any increased obligation under the Loan Documents or (C) suffer any diminishment of its rights under the Loan Documents. Trustor shall provide such information, legal opinions and documents relating to Trustor, Guarantor, if any, the Trust Property and any tenants of the Improvements (to the extent in Trustor’s possession or control) as Beneficiary may reasonably request in connection with such Secondary Market Transaction. Beneficiary shall bear the reasonable out of pocket expense incurred by Trustor to third parties (but not Trustor’s general and administrative overhead) in providing any such information, opinions and documents so long as Trustor notifies Beneficiary in writing promptly after receipt of Beneficiary’s request for the aforesaid information, opinions and documents of the nature and specific amount of the third party expenditure that will be incurred in complying with Beneficiary’s request. In addition, Trustor shall make available to Beneficiary all information concerning its business and operations that Beneficiary may reasonably request. Beneficiary shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Trustor to Beneficiary may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Beneficiary and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Trustor and Trustor indemnifies Beneficiary as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Sanctioned Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Beneficiary may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. For purposes hereof, the term “Sanctioned Information means written disclosure materials prepared by Beneficiary for use in connection with a Secondary Market Transaction, but only that portion of such disclosure materials that contain information about Trustor’s financial condition, business or operations or about the Trust Property, and which disclosure materials Trustor has expressly approved in writing for such use after having had not less than five (5) business days, to review the final forms of such disclosure materials.

20.                               Recording of Deed of Trust, Etc.  Trustor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Trust Property. Trustor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Trust Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance, except where prohibited by law so to do. TRUSTOR HEREBY AGREES, AT ITS SOLE COST AND EXPENSE, TO PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS THE INDEMNIFIED PARTIES (AS DEFINED BELOW) FROM AND AGAINST ANY AND ALL LOSSES (AS DEFINED BELOW) IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES AND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO ANY TAX ON THE MAKING AND/OR RECORDING OF ANY OF THE LOAN DOCUMENTS.

21.                               Notice of Certain Events.  Trustor agrees to give prompt notice to Beneficiary of the insolvency or bankruptcy filing of Trustor or the death, insolvency or bankruptcy filing of any Guarantor.

22.                              Events of Default.  The Debt shall become immediately due and payable at the option of Beneficiary upon the happening of any one or more of the following events of default (each an “Event of Default”):

(a)                                  failure to make payment of (1) interest or principal within five (5) days after the same is due, or (2) the entire Debt on or before the Maturity Date;

(b)                                 subject to Trustor’s right to contest as provided herein, if any of the Taxes or Other Charges are not paid when the same are due and payable (unless and to the extent such failure is due to Beneficiary’s failure to pay Taxes when sums sufficient for such purpose are on deposit in the Tax and Insurance Impound and no other Event of Default exits that is then continuing);

(c)                                  if the Policies are not kept in full force and effect (unless the same results from Beneficiary’s failure to pay the applicable premiums therefor when sums sufficient for such purpose are on deposit in the Tax and Insurance Impound and no other Event of Default exits that is then continuing), or if the evidence of the Policies are not delivered to Beneficiary when required under Paragraph 2 and such failure continues for fifteen (15) days after written notice thereof from Beneficiary to Grantor;

(d)                                 if Trustor, Guarantor or either of their respective Governing Entities consummates a Transfer that is not expressly permitted under the terms of this Deed of Trust without Beneficiary’s prior written consent;

(e)                                  if any representation or warranty of Trustor, or of any Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Beneficiary shall have been false or misleading in any material respect when made, and such representation or warranty shall, if the condition that gave rise to the breach of representation or warranty is susceptible of being cured, remain untrue or incorrect in a material respect for a period ending thirty (30) days after Trustor shall receive written notice of the falsity or inaccuracy of such representation or warranty from Beneficiary; provided, however, that if the breach of the representation or warranty is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period and Trustor shall have commenced to cure such breach within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, Trustor shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of one hundred twenty (120) days from the original notice;

(f)                                    if Trustor or any Guarantor shall make an assignment for the benefit of creditors or if Trustor or any Guarantor shall generally not be paying its debts as they become due;

(g)                                 if a receiver, liquidator or trustee of Trustor or of any Guarantor shall be appointed or if Trustor or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Trustor or any Guarantor or if any proceeding for the dissolution or liquidation of Trustor or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Trustor or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(h)                                 if Trustor shall be in default under any other deed of trust or security agreement covering any part of the Trust Property whether it be superior or junior in lien to this Deed of Trust;

(i)                                     subject to Trustor’s right to contest certain liens as provided for in this Deed of Trust if the Trust Property becomes subject to any lien, except a lien for local real estate taxes and assessments not then due and payable, and such lien is not discharged of record (by payment, bonding or otherwise) within thirty (30) calendar days after the date Trustor receives written notice that the same is filed of record;

(j)                                     if any federal tax lien is filed against Trustor, Guarantor or either of their respective Governing Entities, or any of the Trust Property, and the same is not discharged of record within thirty (30) calendar days after the date the same is filed of record;

(k)                                  if Trustor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Trust Property within thirty (30) days after Trustor first receives notice of any such violations; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then Trustor may be permitted up to an additional one hundred twenty (120) days to cure such default provided that Trustor commences a cure within such initial thirty (30) day period and thereafter diligently and continuously pursues such cure;

(l)                                     except as permitted in this Deed of Trust or required pursuant to the terms of any Lease, the alteration, improvement, demolition or removal of any of the Improvements, or any construction on the Premises, without the prior consent of Beneficiary;

(m)                               if Trustor fails to cure a default under any other term, covenant or provision of this Deed of Trust or in the Note or any of the other Loan Documents, other than those referred to in subsections (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (n) or (o) of this Paragraph 22, and such default is susceptible of being cured, such default shall remain uncured for a period ending thirty (30) days after Trustor first receives notice of any such default; provided, however, that if the default is reasonably susceptible of cure but cannot reasonably be cured within such thirty (30)-day period and Trustor shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, Trustor shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of one hundred twenty (120) days from the original notice;

(n)                                 if, without Beneficiary’s prior written consent or in connection with the engagement of a replacement Manager reasonably satisfactory to Beneficiary, (i) the Management Agreement is terminated by Trustor, (ii) Trustor permits or consents to a transfer of the ownership, management or control of Manager other than to Trustor’s Governing Entity or any affiliate thereof or any affiliate of Republic Properties Corporation, or (iii) there is a material change in the Management Agreement; or

(o)                                 if Trustor ceases to continuously operate the Improvements or any material portion thereof for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken pursuant to the terms of this Deed of Trust or with the prior written consent of Beneficiary).

23.                               Late Payment Charge.  If any portion of the Debt is not paid within five (5) days of (and including) the date on which it is due, Trustor shall pay to Beneficiary upon demand an amount equal to the lesser of five percent (5%) of such unpaid portion of the Debt or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Beneficiary in handling and processing such delinquent payment and to compensate Beneficiary for the loss of the use of such delinquent payment, and such amount shall be secured by this Deed of Trust.

24.                               Beneficiary’s Right To Cure Defaults.  Upon the occurrence of any Event of Default or if Trustor fails to make any payment or to do any act as herein provided, Beneficiary may, so long as such Event of Default or failure is then continuing, but without any obligation to do so and without notice to or demand on Trustor and without releasing Trustor from any obligation hereunder, make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Trust Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Trust Property or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees and disbursements to the extent permitted by law), with interest at the Default Rate (as defined in the Note) for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary, shall constitute a portion of the Debt, shall be secured by this Deed of Trust and the other Loan Documents and shall be due and payable to Beneficiary upon demand.

25.                               Remedies.

(a)                                  Upon the occurrence and during the continuance of any Event of Default, Beneficiary or Trustee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Trustor and in and to the Trust Property by Beneficiary itself or through Trustee or otherwise, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

(i)                                     Declare the entire Debt to be immediately due and payable.

(ii)                                  Institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust in which case the Trust Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner.

(iii)                               With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due.

(iv)                              Sell for cash or upon credit the Trust Property or any part thereof and all estate, claim, demand, right, title and interest of Trustor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law.

(v)                                 Institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents.

(vi)                              Recover judgment on the Note either before, during or after any proceedings for the enforcement of this Deed of Trust.

(vii)                           Apply for the appointment of a trustee, receiver, liquidator or conservator of the Trust Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Trustor, any Guarantor or of any person, firm or other entity liable for the payment of the Debt.

(viii)                        At any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Trust Property or any part thereof, and in its own name, sue for or otherwise collect the Rents. Trustor hereby agrees that Beneficiary shall have the right (in its sole discretion), whenever an Event of Default has occurred and is then continuing, to terminate the License granted to Trustor in Paragraph 7 hereof, and thereafter direct by written notice to the lessees under the Leases (“Lease Rent Notice”) to pay directly to Beneficiary the Rents due and to become due under the Leases and attorn in respect of all other obligations thereunder directly to Beneficiary, or Trustee on Beneficiary’s behalf, without any obligation on the part of lessees to determine whether an Event of Default does in fact exist or has in fact occurred. All Rents collected by Beneficiary, or Trustee acting on Beneficiary’s behalf, shall be applied as provided for in Paragraph 7 of this Deed of Trust; provided, however, that if the costs, expenses, and attorneys’ fees shall exceed the amount of Rents collected, the excess shall be added to the Debt, shall bear interest at the Default Rate, and shall be immediately due and payable. The entering upon and taking possession of the Trust Property, the collection of Rents, and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured. Failure or discontinuance by Beneficiary, or Trustee on Beneficiary’s behalf, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Beneficiary, or Trustee on Beneficiary’s behalf, of the right, power and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Beneficiary, or Trustee on Beneficiary’s behalf, shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge of this Deed of Trust, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Leases or Rents, with respect to the Trust Property or any collateral given by Trustor to Beneficiary. In addition, from time to time Beneficiary may elect, and notice hereby is given to each lessee under any Lease, to subordinate the lien of this Deed of Trust to any Lease by unilaterally executing and recording an instrument of subordination, and upon such election the lien of this Deed of Trust shall be subordinate to the Lease identified in such instrument of subordination; provided, however, in each instance such subordination will not affect or be applicable to, and expressly excludes any lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant and other rights, titles, interests or estates of any nature whatsoever with respect to all or any portion of the Trust Property to the extent that the same may have arisen or intervened during the period between the recordation of this Deed of Trust and the execution of the Lease identified in such instrument of subordination.

(ix)                                Enter into or upon the Trust Property, either personally or by its agents, nominees or attorneys and dispossess Trustor and its agents and servants therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property; (D) exercise all rights and powers of Trustor with respect to the Trust Property, whether in the name of Trustor or otherwise.

(x)                                   Pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code.

In the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property.

(b)                                 The proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this paragraph or otherwise, shall be applied by Beneficiary to the payment of the Debt in such priority and proportion as Beneficiary in its sole discretion shall deem proper.

(c)                                  Beneficiary or Trustee may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)                                 Upon the completion of any sale or sales pursuant hereto, Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Any sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Trustor.

(e)                                  Upon any sale made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

(f)                                    No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Trustor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

(g)                                 Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this paragraph at any time before the conclusion thereof, as determined in Beneficiary’s sole discretion and without prejudice to Beneficiary.

(h)                                 Beneficiary or Trustee may resort to any remedies and the security given by the Note, this Deed of Trust or in any of the other Loan Documents in whole or in part, and in such portions and in such order as determined by Beneficiary’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Deed of Trust or in any of the other Loan Documents. The failure of Beneficiary or Trustee to exercise any right, remedy or option provided in the Note, this Deed of Trust or in any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Deed of Trust or the other Loan Documents. No acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Trustor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Trustor, or Trustor’s liability to pay such obligation. No sale of all or any portion of the Trust Property, no forbearance on the part of Beneficiary or Trustee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary or Trustee to Trustor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Trust Property or the liability of Trustor to pay the Debt. No waiver by Beneficiary or Trustee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Beneficiary in exercising its rights and remedies under this Paragraph 25 (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Trustor immediately upon notice from Beneficiary or Trustee, with interest at the Default Rate for the period after notice from Beneficiary or Trustee and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Deed of Trust.

(i)                                     The interests and rights of Beneficiary under the Note, this Deed of Trust or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, Guarantor or surety of any of the Debt.

26.                             Right of Entry and Inspection.  In addition to any other rights or remedies granted under this Deed of Trust, Beneficiary, Trustee and their agents shall have the right to enter and inspect the Premises, Improvements and Equipment at any reasonable time during the Term, and inspect, examine, audit and copy Trustor’s books and records, including all recorded data of any kind or nature, regardless of the medium of recording. The cost of such inspections, examinations, copying or audits shall be borne by Trustor should Beneficiary determine that an Event of Default exists that is then continuing, including the cost of all follow up or additional investigations, audits or inquiries deemed reasonably necessary by Beneficiary. The cost of such inspections, examinations, audits and copying, if not paid for by Trustor following demand, may be added to the Debt and shall bear interest thereafter until paid at the Default Rate. If Trustor prohibits, bars or fails to permit Beneficiary, Trustee or their agents from entering and inspecting the Premises, Improvements and Equipment at any reasonable time during the Term, or from inspecting, examining, auditing and copying Trustor’s books and records, including all recorded data of any kind or nature, regardless of the medium of recording, for more than five (5) days after a request is made by Beneficiary to do so, Trustor agrees to pay Beneficiary on demand the sum of $1,000.00 for each day after such five (5) day period that Trustor so prohibits, bars or fails, and such sum or sums shall be part of the Debt.

27.                               Security Agreement.  This Deed of Trust is both a real property deed of trust and a “security agreement” within the meaning of the Uniform Commercial Code. The Trust Property includes both real and personal property and all other assets, rights and interests, whether tangible or intangible in nature, including all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith, of Trustor in the Trust Property. It is the intent of Trustor, Beneficiary, and Trustee that the lien and security interest granted in this Deed of Trust encumber all Leases and that all items contained in the definition of “Leases” which are included within the Uniform Commercial Code be covered by the security interest granted in this Paragraph 27; and all items contained in the definition of “Leases” which are excluded from the Uniform Commercial Code be covered by the grant of a deed of trust lien against the Trust Property contained in this Deed of Trust. Trustor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary and Trustee, as security for the Debt, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the Uniform Commercial Code (said portion of the Trust Property so subject to the Uniform Commercial Code being called in this paragraph the “Collateral”). Trustor hereby agrees with Beneficiary to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements, financing statement amendments and such further assurances as Beneficiary may from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary’s security interest herein granted. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the Uniform Commercial Code. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust. If an Event of Default shall occur that is then continuing, Beneficiary and Trustee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary or Trustee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary or Trustee, Trustor shall at its expense assemble the Collateral and make it available to Beneficiary and Trustee at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary and Trustee on demand any and all expenses, including fees and disbursements, incurred or paid by Beneficiary and Trustee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary and Trustee with respect to the Collateral sent to Trustor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Trustor; provided that if Beneficiary fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the Uniform Commercial Code. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper. Beneficiary may comply with any applicable state or federal law or regulatory requirements in connection with a disposition of the Collateral, and such compliance will not be considered or deemed to affect adversely the commercial reasonableness of any sale of the Collateral. Beneficiary may sell the Collateral without giving any warranties as to the Collateral, and specifically disclaim any warranties of title, merchantability, fitness for a specific purpose or the like, and this procedure will not be considered or deemed to affect adversely the commercial reasonableness of any sale of the Collateral. Trustor acknowledges that a private sale of the Collateral may result in less proceeds than a public sale, and Trustor acknowledges that the Collateral may be sold at a loss to Trustor, and that, in such event, Beneficiary shall have no liability or responsibility to Trustor or any other party for such loss. If Beneficiary shall require the filing or recording of additional Uniform Commercial Code financing statements, amendments thereto or continuation statements, Trustor shall, promptly after request, execute, file and record such Uniform Commercial Code financing statements, amendments thereto or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Trustor’s obligations under the Note, this Deed of Trust or any of the other Loan Documents. Trustor hereby authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without the signature of Trustor as authorized by applicable law, including any statements describing the collateral as being all assets of Trustor, it being acknowledged that all such assets subject to the Uniform Commercial Code are intended to be included in the Collateral. For purposes of such filings, Trustor agrees to furnish promptly any information reasonably requested by Beneficiary. Trustor also hereby ratifies its authorization for Beneficiary to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Deed of Trust. Trustor hereby irrevocably appoints Beneficiary and any officer or agent of Beneficiary, with full power of substitution, as its true and lawful attorney-in-fact, coupled with an interest, with full irrevocable power and authority in the place and stead of Trustor or in Trustor’s name to execute in Trustor’s name any such documents and to otherwise carry out the purposes of this Paragraph, to the extent that Trustor’s authorization above is deemed not to be sufficient as a matter of law. To the extent permitted by law, Trustor hereby ratifies all acts said attorneys-in-fact shall lawfully do, have done in the past or cause to be done in the future by virtue hereof.

28.                               Actions and Proceedings.  Beneficiary or Trustee has the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Trustor, which Beneficiary, in its sole discretion, decides should be brought to protect their interest in the Trust Property. Beneficiary shall, at its option, be subrogated to the lien of any deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

29.                               Contest of Certain Claims.  At its own expense, Trustor may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Other Charges or mechanic’s or materialman’s lien asserted against the Trust Property if, and so long as, (a) such Lien is not being foreclosed or such legal proceedings shall operate to prevent the enforcement or collection of the same and the sale of the Trust Property or any part thereof, to satisfy the same and either (i) within sixty (60) days of the inception of such Lien such Lien is released or discharged of record or is fully insured over by the title issuer that issued the title insurance policy that insures the lien of this Deed of Trust such that the Lien is not an exception to Beneficiary’s title to the Trust Property pursuant to this Deed of Trust, or (ii) Trustor deposits with Beneficiary, by the expiration of such sixty (60)-day period, a cash deposit, or an indemnity bond satisfactory to Beneficiary with a surety satisfactory to Beneficiary, in the amount of the Taxes, Other Charges or mechanic’s or materialman’s lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Trust Property or any part thereof; (d) Trustor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith. Notwithstanding the foregoing, Trustor shall immediately upon request of Beneficiary pay (and if Trustor shall fail so to do, Beneficiary may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the reasonable opinion of Beneficiary, the Trust Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Beneficiary may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Beneficiary, the entitlement of such claimant is established.

30.                               Recovery of Sums Required to be Paid.  Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Beneficiary or Trustee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Trustor existing at the time such earlier action was commenced.

31.                               Marshalling and Other Matters.  Trustor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Further, Trustor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Trustor, and on behalf of each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law.

32.                               Hazardous Substances.  All of the terms and provisions of Article II of the Environmental Indemnity are hereby incorporated into this Deed of Trust for all purposes as if set verbatim herein.

33.                               Environmental Operations.  All of the terms and provisions of Section 3.1 of the Environmental Indemnity are hereby incorporated into this Deed of Trust for all purposes as if set verbatim herein.

34.                               Environmental Monitoring. All of the terms and provisions of Section 3.2 of the Environmental Indemnity are hereby incorporated into this Deed of Trust for all purposes as if set verbatim herein.

35.                               Compliance with Law; Alterations.

(a)                                  Trustor agrees that the Trust Property shall at all times comply in all material respects with applicable with all Access Laws.

(b)                                 Notwithstanding any provisions set forth herein or in any other document regarding Beneficiary’s approval of alterations of the Premises or Improvements, Trustor shall not alter the Premises or Improvements in any manner which would increase Trustor’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Beneficiary except to the extent that such increased responsibilities cannot reasonably be expected to have a Material Adverse Effect. Beneficiary’s approval of the plans, specifications, or working drawings for alterations of the Premises or Improvements shall create no responsibility or liability on behalf of Beneficiary for their completeness, design, sufficiency or their compliance with the Access Laws. The foregoing shall apply to tenant improvements constructed by Trustor or by any of its tenants. Beneficiary may condition any such approval upon receipt of a certificate of Access Law compliance from an independent architect, engineer, or other person acceptable to Beneficiary.

(c)                                  Trustor agrees to give prompt notice to Beneficiary of the receipt by Trustor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

(d)                                 Trustor shall take all appropriate measures to prevent, and will not engage in or knowingly permit any party to engage in, any criminal or illegal activities at the Premises or Improvements.

36.                               Indemnification.

(a)                              TRUSTOR, AT ITS SOLE COST AND EXPENSE, SHALL PROTECT, DEFEND, INDEMNIFY AND SAVE HARMLESS THE INDEMNIFIED PARTIES (DEFINED BELOW) FROM AND AGAINST ALL LOSSES (AS DEFINED BELOW) IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES BY REASON OF (A) OWNERSHIP OF THIS DEED OF TRUST, THE TRUST PROPERTY OR ANY INTEREST THEREIN OR RECEIPT OF ANY RENTS; (B) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE PREMISES OR IMPROVEMENTS OR ANY PART THEREOF OR ON THE ADJOINING

SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (C) ANY USE, NONUSE OR CONDITION IN, ON OR ABOUT THE PREMISES OR IMPROVEMENTS OR ANY PART THEREOF OR ON ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (D) ANY FAILURE ON THE PART OF TRUSTOR OR TRUSTEE TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS DEED OF TRUST; (E) PERFORMANCE OF ANY LABOR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTY IN RESPECT OF THE TRUST PROPERTY OR ANY PART THEREOF; (F) ANY FAILURE OF THE TRUST PROPERTY TO COMPLY WITH ANY APPLICABLE LAW, INCLUDING ACCESS LAWS; (G) ANY REPRESENTATION OR WARRANTY MADE IN THE NOTE, THIS DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS BEING FALSE OR MISLEADING IN ANY MATERIAL RESPECT AS OF THE DATE SUCH REPRESENTATION OR WARRANTY WAS MADE; (H) ANY CLAIM BY BROKERS, FINDERS OR SIMILAR PERSONS CLAIMING TO BE ENTITLED TO A COMMISSION IN CONNECTION WITH ANY LEASE OR OTHER TRANSACTION INVOLVING THE TRUST PROPERTY OR ANY PART THEREOF UNDER ANY LEGAL REQUIREMENT OR ANY LIABILITY ASSERTED AGAINST ANY INDEMNIFIED PARTY WITH RESPECT THERETO; AND (I) ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST ANY INDEMNIFIED PARTY BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON SUCH PARTY’S PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY LEASE. HOWEVER, NOTHING HEREIN SHALL BE CONSTRUED TO OBLIGATE TRUSTOR TO INDEMNIFY, DEFEND AND HOLD HARMLESS ANY INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, COSTS AND EXPENSES ENACTED AGAINST, IMPOSED ON OR INCURRED BY ANY INDEMNIFIED PARTY BY REASON OF SUCH PARTY’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. THIS INDEMNITY SHALL SURVIVE PAYMENT IN FULL OF THE DEBT, THE TERMINATION, SATISFACTION, RELEASE OR ASSIGNMENT OF THIS DEED OF TRUST AND THE EXERCISE BY BENEFICIARY OF ANY OF ITS RIGHTS OR REMEDIES HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE ACQUISITION OF THE TRUST PROPERTY BY FORECLOSURE OR A CONVEYANCE IN LIEU OF FORECLOSURE.

(b)                                 As used in this herein, the term (i) “Indemnified Parties” means (A) Beneficiary, (B) Trustee, (C) any officers, directors, shareholders, partners, members, employees, agents, attorneys, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (D) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of an Indemnified Party’s assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan; and (ii) the term “Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, demands, causes of action, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense).

(c)                                  Upon written request by any Indemnified Party, Trustor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by such Indemnified Party. Notwithstanding the foregoing, any Indemnified Party may, in its sole discretion, engage its own attorneys and other professionals to defend or assist it, and, at the option of such Indemnified Party, its attorneys shall control the resolution of any claim or proceeding. Upon demand, Trustor shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

(d)                                 Any amounts payable to Beneficiary or Trustee by reason of the application of this Paragraph 36 shall be secured by this Deed of Trust and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by the Indemnified Parties until paid.

37.                               Notices.  Any notice, demand, statement, request or consent made hereunder shall be in writing, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as Trustor, Beneficiary or Trustee, as the case may be, shall designate in writing, and shall be deemed to be received by the addressee on (i) the day such notice is personally delivered to such addressee, (ii) the day on which such notice is delivered to the addressee if deposited with the United States postal service first class certified mail, return receipt requested (as indicated by the return receipt), (iii) the day on which such notice is delivered to the addressee if delivered by a nationally recognized overnight courier delivery service (as indicated by the records of the delivery service), or (iv) the day facsimile transmission is confirmed after transmission of such notice by telecopy to such telecopier number as Trustor, Trustee or Beneficiary, as the case may be, shall have previously designated in writing. Until further changes by notice delivered in accordance with the provisions of this Paragraph, notices shall be delivered as follows:

(a)                                  If to Trustor, to RKB Willowwood LLC, c/o Republic Properties Corporation, 1280 Maryland Avenue, SW, Suite 280, Washington, D.C 20024, with a copy to Arent Fox Kintner Plotkin & Kahn PLLC (Attention: Joseph M. Fries, Esquire), 1050 Connecticut Avenue, NW, Washington, D.C. 20036-5339; and

(b)                                 If to Beneficiary, to Archon Financial, L.P., 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75039.

38.                               Authority.  Trustor (and the undersigned representative of Trustor, if any) represent and warrant that it (or they, as the case may be) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Deed of Trust, and to deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Trust Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on Trustor’s part to be performed.

39.                               Non-Waiver.  The failure of Beneficiary or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Any consent or approval by Beneficiary in any single instance shall not be deemed or construed to be Beneficiary’s consent or approval in any like matter arising at a subsequent date. Trustor shall not be relieved of Trustor’s obligations hereunder by reason of (a) the failure of Beneficiary or Trustee to comply with any request of Trustor or Guarantor to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Note, or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Trust Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed of Trust or any of the other Loan Documents. Beneficiary may resort for the payment of the Debt to any other security held by Beneficiary in such order and manner as Beneficiary, in its sole discretion, may elect. Beneficiary or Trustee may take action to recover the Debt or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary or Trustee thereafter to foreclose this Deed of Trust. The rights and remedies of Beneficiary or Trustee under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary and Trustee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

40.                               No Oral Change.  This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Trustor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

41.                               Liability.  If Trustor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Beneficiary’s consent to any transfer of the Trust Property, this Deed of Trust shall be binding upon and inure to the benefit of Trustor and Beneficiary and their respective successors and assigns forever.

42.                               Inapplicable Provisions.  If any term, covenant or condition of the Note or this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, the Note and this Deed of Trust shall be construed without such provision.

43.                               Headings, Etc  The headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

44.                               Duplicate Originals. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

45.                               Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form. The word “Trustor” shall mean “each Trustor and any subsequent owner or owners of the Trust Property or any part thereof or any interest therein;” the word “Beneficiary” shall mean

“Beneficiary and any subsequent holder of the Note;” the word “Trustee” shall mean “Trustee and any substitute Trustee of the estates, properties, powers, trusts and rights conferred upon Trustee pursuant to this Deed of Trust;” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Deed of Trust together with all extensions, renewals, modifications, substitutions and amendments thereof;” the word “person” shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity; the words “Trust Property” shall include any portion of the Trust Property and any interest therein; the words “Access Laws” shall refer to “all federal, state and local laws, orders, ordinances, governmental rules and regulations, and court orders affecting or which may be interpreted to affect the Trust Property, or the use thereof, including, without limitation, the Americans with Disabilities Act, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities, and the Fair Housing Amendments Act of 1988;” the words “attorneys’ fees” shall include any and all attorney, paralegal and law clerk fees and disbursements, including, without limitation, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Trust Property and Collateral and enforcing its rights hereunder, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise; and the words “Loan Documents” shall include any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements of any of the Loan Documents. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

46.                               Homestead.  Trustor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Trust Property as against the collection of the Debt, or any part hereof.

47.                               Assignments.  Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

48.                               Waiver of Jury Trial.  TRUSTOR AND BENEFICIARY HEREBY EACH AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS DEED OF TRUST, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY TRUSTOR AND BENEFICIARY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  BENEFICIARY AND TRUSTOR ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY TRUSTOR AND BENEFICIARY.

49.                               Trustee’s Fees: Substitute Trustee.

(a)                                  Trustor shall pay all costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust.

(b)                                 Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to Trustor and to Beneficiary. Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever, Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

50.                               Power of Sale.

(a)                                  Upon the occurrence and during the continuance of an Event of Default, Trustee, or the agent or successor of Trustee, at the request of Beneficiary, shall sell or offer for sale the Trust Property in such portions, order and parcels as Beneficiary may determine with or without having first taken possession of same, to the highest bidder for cash at one or more public auctions in accordance with the terms and provisions of the law of the State in which the Trust Property is located. Such sale shall be made at the area within the courthouse of the county in which the Trust Property (or any portion thereof to be sold) is situated (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby secured present at such sale) which is designated by the applicable court of such County as the area in which public sales are to take place, or, if no such area is designated, at the area at the courthouse designated in the notice of sale as the area in which the sale will take place, on such day and at such times as permitted under applicable law of the State where the Trust Property is located, after advertising the time, place and terms of sale and that portion of the Trust Property in accordance with such law, and after having served written or printed notice of the proposed sale by certified mail on each Trustor obligated to pay the Note and other secured indebtedness secured by this Deed of Trust according to the records of Beneficiary in accordance with applicable law. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

At any such public sale, Trustee may execute and deliver in the name of Trustor to the purchaser a conveyance of the Trust Property or any part of the Trust Property in fee simple. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Trust Property may be sold in its entirety or in separate parcels and in such manner or order as Beneficiary in its sole discretion may elect, and if Beneficiary so elects, Trustee may sell the personal property covered by this Deed of Trust at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State in which the Trust Property is located, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until all the Trust Property is sold or the Note and other secured indebtedness is paid in full. If the Note and other secured indebtedness is now or hereafter further secured by any chattel Deed of Trusts, pledges, contracts or guaranty, assignments of lease, or other security instruments, Beneficiary at its option may exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Beneficiary may determine.

(b)                                 Upon any foreclosure sale or sales of all or any portion of the Trust Property under the power herein granted, Beneficiary may bid for and purchase the Trust Property and shall be entitled to apply all or any part of the Debt as a credit to the purchase price.

(c)                                  In the event of a foreclosure or a sale of all or any portion of the Trust Property under the power herein granted, the proceeds of said sale shall be applied, in whatever order Beneficiary in its sole discretion may decide, to the expenses of such sale and of all proceedings in connection therewith (including, without limitation, attorneys’ fees and expenses), to fees and expenses of Trustee (including, without limitation, Trustee’s attorneys’ fees and expenses), to insurance premiums, liens, assessments, taxes and charges (including, without limitation, utility charges advanced by Beneficiary), to payment of the outstanding principal balance of the Debt, and to the accrued interest on all of the foregoing; and the remainder, if any, shall be paid to Trustor, or to the person or entity lawfully entitled thereto.

51.                               Recourse Provisions.  Subject to the qualifications below, Beneficiary shall not enforce the liability and obligation of Trustor to perform and observe the obligations contained in the Note, this Deed of Trust or in any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Trustor, except that Beneficiary may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Beneficiary to enforce and realize upon its interests under the Note, this Deed of Trust and the other Loan Documents, or in the Trust Property, the Rents (as defined in this Deed of Trust), or any other collateral given to Beneficiary pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Trustor only to the extent of Trustor’s interest in the Trust Property, in the Rents and in any other collateral given to Beneficiary. By accepting the Note, this Deed of Trust and the other Loan Documents, Beneficiary agrees that it shall not except as otherwise herein provided, sue for, seek or demand any deficiency judgment or other monetary judgment against Trustor in any such action or proceeding under or by reason of or under or in connection with the Note, this Deed of Trust or the other Loan Documents. The provisions of this paragraph shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Beneficiary to name Trustor as a party defendant in any action or suit for foreclosure and sale under this Deed of Trust; (c) affect the validity or enforceability of any guaranty or indemnity made in connection with the Loan or any of the rights and remedies of the Beneficiary thereunder; (d) impair the right of Beneficiary to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; or (f) constitute a waiver of the right of Beneficiary to enforce the liability and obligation of Trustor, by money judgment or otherwise, to the extent of, but only to the extent of, any loss, damage, cost, expense, liability, claim or other obligation incurred by Beneficiary (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)                                     Actual fraud and intentional misrepresentation by Trustor or any of its partners, officers, principals, members, any guarantor or any other person authorized to make statements or representations, or act, on behalf of Trustor in connection with the Loan;

(ii)                                  Affirmative acts of physical waste committed on the Trust Property; damage to the Trust Property as a result of the intentional misconduct of Trustor or any of its principals, officers, general partners or members, or any agent or employee of any such persons; or the removal of any portion of the Trust Property in violation of the terms of the Loan Documents following and during the continuance of an Event of Default;

(iii)                               subject to any right to contest such matters, as provided in this Deed of Trust, failure to pay any valid taxes and assessments, mechanic’s liens, materialmen’s liens or other liens which could create liens on any portion of the Trust Property which would be superior to the lien or security title of this Deed of Trust or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant;

(iv)                              all legal costs and expenses (including attorneys’ fees) reasonably incurred by Beneficiary in connection with litigation or other legal proceedings involving the collection or enforcement of the Loan or preservation of Beneficiary’s rights under the Loan Documents, including any costs incurred by Beneficiary arising from or relating to the filing of a petition under the U.S. Bankruptcy Code by or against Trustor, other than those customarily incurred by a Beneficiary in realizing upon its lien in an uncontested foreclosure sale after an undisputed default; provided, however, that no liability for any such costs and expenses shall arise in connection with a bona fide good faith litigation;

(v)                                 the breach in any material respect of any representation, warranty, covenant or indemnification provision in that certain Environmental and Hazardous Substance Indemnification Agreement of even date herewith given by Trustor to Beneficiary or in this Deed of Trust concerning environmental laws, hazardous substances or asbestos;

(vi)                              the misapplication or conversion by Trustor of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Trust Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Trust Property, or (C) any Rents following and during the continuance of an Event of Default;

(vii)                           any security deposits or other refundable deposits collected with respect to the Trust Property which are not delivered to Beneficiary upon a sale or foreclosure of the Trust Property or other action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases (as defined in this Deed of Trust) prior to the occurrence of the Event of Default that gave rise to such sale or foreclosure or action in lieu thereof; and

(viii)                        failure to maintain any Policies required under Paragraph 2 of this Deed of Trust, or to pay or provide the amount of any insurance deductible, to the extent of the applicable deductible, following a Casualty (as defined in this Deed of Trust) or other insured event (other than a circumstance of non-conformity arising by reason of a change in insurance market circumstance subsequent to the origination of the Loan which prevents such maintenance).

With respect to liability arising under clauses (iii) and (viii) above, such liability shall not arise to the extent, but only the extent, the required amounts had been paid by Trustor to Beneficiary pursuant to this Deed of Trust or the failure to pay, maintain or provide in any such case is due to the operation of the Trust Property failing to generate revenues sufficient, on a first priority basis, for the payment or maintenance thereof.

Notwithstanding anything to the contrary in the Note or any of the Loan Documents, (A) Beneficiary shall not be deemed to have waived any right which Beneficiary may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Deed of Trust or to require that all collateral shall continue to secure all of the Debt owing to Beneficiary in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Trustor in the event that: (i) the Trust Property or any part thereof becomes an asset in a voluntary bankruptcy or voluntary insolvency proceeding under the U.S. Bankruptcy Code; (ii) Trustor engages in any business activities other than those related to the Trust Property or violates the restrictions on indebtedness set forth in this Deed of Trust; (iii) Trustor fails to obtain Beneficiary’s prior written consent to any subordinate financing or other voluntary lien encumbering the Trust Property or any interests in Trustor; (iv) Trustor fails to obtain Beneficiary’s prior written consent to any assignment, transfer, or conveyance of the Trust Property or any interest therein as required by this Deed of Trust; or (v) there is an intentional breach of, or deliberate failure to perform, any of the representations, covenants and agreements of Section 1(1) of this Deed of Trust occurs.

52.                               Miscellaneous.

(a)                                  Trustor covenants and agrees not to engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Beneficiary of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Trustor further covenants and agrees to deliver to Beneficiary such certifications or other evidence from tune to time throughout the Term, as REASONABLY requested by Beneficiary, that (i) Trustor is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Trustor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true: (A) Equity interests in Trustor are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-10l(b)(2); (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Trustor are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or (C) Trustor qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e) or an investment company registered under the Investment Company Act of 1940. TRUSTOR FURTHER COVENANTS AND AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD THE INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ALL LOSSES THAT ANY INDEMNIFIED PARTY MAY INCUR AS A RESULT OF TRUSTOR’S BREACH OF THE COVENANTS IN THIS PARAGRAPH. The covenants and indemnity contained in this Paragraph shall survive the extinguishment of the lien of this Deed of Trust by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Trustor’s liability under any of the Loan Documents.

(b)                                 The Loan Documents contain the entire agreement between Trustor and Beneficiary relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

(c)                                  Trustor represents and warrants to Beneficiary that there has not been committed by Trustor or any other person in occupancy of or involved with the operation or use of the Trust Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Trust Property or any part thereof or any monies paid in performance of Trustor’s obligations under the Note or under any of the other Loan Documents. Trustor hereby covenants and agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. IN FURTHERANCE THEREOF, TRUSTOR HEREBY INDEMNIFIES THE INDEMNIFIED PARTIES AND AGREES TO DEFEND AND HOLD THE INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL LOSSES INCURRED BY ANY INDEMNIFIED PARTY BY REASON OF THE BREACH OF THE COVENANTS AND AGREEMENTS OR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS PARAGRAPH. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Trustor or all or any part of the Trust Property under any federal or state law for which forfeiture of the Trust Property or any part thereof or of any monies paid in performance of Trustor’s obligations under the Loan Documents is a potential result, shall, at the election of Beneficiary, constitute an Event of Default hereunder without notice or opportunity to cure.

(d)                                 Trustor acknowledges that, with respect to the Loan, Trustor is relying solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Beneficiary or any parent, subsidiary or affiliate of Beneficiary. Trustor acknowledges that Beneficiary engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Trustor or its affiliates. Trustor acknowledges that it is represented by competent counsel and has consulted counsel before executing the Loan Documents.

(e)                                  Trustor covenants and agrees to pay Beneficiary upon receipt of written notice from Beneficiary, all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and the costs and expenses of any title insurance company, appraisers, engineers or surveyors) incurred by Beneficiary in connection with (i) the preparation, negotiation, execution and delivery of this Deed of Trust and the other Loan Documents; (ii) Trustor’s performance of and compliance with Trustor’s respective agreements and covenants contained in this Deed of Trust and the other Loan Documents on its part to be performed or complied with after the date hereof; (iii) Beneficiary’s performance and compliance with all agreements and conditions contained in this Deed of Trust and the other Loan Documents on its part to be performed or complied with after the date hereof; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Deed of Trust and the other Loan Documents; and (v) the filing and recording fees and expenses, title insurance fees and expenses, and other similar expenses incurred in creating and perfecting the lien in favor of Beneficiary pursuant to this Deed of Trust and the other Loan Documents.

(f)                                    THIS DEED OF TRUST, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

53.                               Reconveyance of Trust Property.  Upon the performance of all obligations and the payment in full of all sums secured by this Deed of Trust, Beneficiary shall request Trustee to reconvey the Trust Property. Upon payment of its fees and any other sums owing to it under this Deed of Trust, Trustee shall reconvey the Trust Property without warranty to the person or persons legally entitled thereto. Such person or persons shall pay all costs of recordation, if any. The recitals in such conveyance of any matters or facts shall be conclusive of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”

54.                               Indemnification Paragraphs.  TRUSTOR HEREBY ACKNOWLEDGES AND AGREES THAT THIS DEED OF TRUST CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO PARAGRAPHS 7, 19, 20, 36 and 52.

55.                             Special State Provisions.  In the event of any inconsistencies between the terms and conditions of any other Paragraph of this Deed of Trust with applicable law or with this Paragraph of this Deed of Trust, the terms and conditions of this Paragraph shall control and be binding.

(a)                                  In the event of any conflict between the terms and provisions of this paragraph and any other provision of this Deed of Trust, the terms and provisions of this paragraph shall govern and control.

(b)                                 Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights or remedies provided in the Loan Documents, at law, in equity or otherwise, Beneficiary shall have the right to cause the Trust Property or any part thereof to be sold in order to accomplish the object of these trusts and upon demand by Beneficiary, Trustee, without demand on Trustor, shall sell the Trust Property or such part thereof as Trustee in its sole discretion may deem necessary to accomplish the objects of these trusts having first given notice of the time and place of such sale as required by law for the sale of real property under Sections 55-59.1 et seq. of the Virginia Code (1950).

(c)                                  Trustee may postpone such sale from time to time by giving advertisement of such postponed sale in the same manner in which any original sale was advertised, and on the date of such sale or the date to which such sale may have been postponed Trustee may sell the Trust Property to the highest bidder. Beneficiary or the holder or holders of said Note or their agents may bid and purchase at such sale. Trustee in conducting said sale may act either in person or through the agency of an auctioneer and may establish as one of the conditions of such sale that all bids and payments for said Trust Property be made in cash.

(d)                                 The following provisions of Section 55-60, Code of Virginia (1950), as amended, are hereby made applicable to this Deed of Trust:

Exemptions Waived;

Subject to (call) all upon default (subject to any notice and opportunity to cure set forth herein);

Renewal or extension permitted;

Substitution of trustee permitted; and

Any trustee may act.

(e)                                  Any action, suit or proceeding arising out of or relating to this Deed of Trust or any of the other Loan Documents may be instituted in the Circuit Court of the city or county in which the Trust Property is located or in the United States District Court for the district in which the Trust Property is located (assuming such Court has jurisdiction), at the option of Beneficiary, and Trustor waives all objections it may have to such venue and irrevocably submits to the jurisdiction of either of such Courts in any such action, suit or proceeding. Nothing herein shall affect the right of Beneficiary to proceed in any other court having jurisdiction over any such action, suit or proceeding.

(f)                                    On the first line of Paragraph 25(d), the word “Beneficiary” shall be deleted and replaced with the phrase “the Trustee, at the direction of Beneficiary,”.

(g)                                 At the end of Paragraph 49(b), after the words “by law or otherwise.”, insert the following sentence:

“In the event that the term “Trustee” includes more than one trustee, the rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder may be exercised separately or jointly by the Trustee as directed by Beneficiary, except to the extent that any law of any jurisdiction requires any act by the Trustee hereunder to be performed by the trustees jointly.”

(h)                                 The words “county” and “County” in Paragraph 50(a) are hereby deleted and replaced with the phrase “city or county (as applicable)”.

(i)                                     In Paragraph 50(a), after the phrase “after advertising the time, place and terms of sale”, insert the phrase “not less than once a week for two weeks or, if such advertisement is to run in a daily newspaper having a general circulation in the city or county wherein the Trust Property or the portion being sold lies, not less than once a day for three days, which may be consecutive days,”.

Remainder of page intentionally blank
Signature page(s) follow

EXECUTED on the date set forth in the acknowledgment below, to be effective on and as of the date first above written.

TRUSTOR:

RKB WILLOWWOOD LLC

By:	RKB Willowwood Manager LLC Its Managing Member

	By:	/s/ Steven A. Grigg
		Name:	Steven A. Grigg
		Title:	President

Signature page to Deed of Trust, Assignment of Rents,
Security Agreement and Fixture Filing

District of Columbia	)
	)	TO WIT:
)

The foregoing instrument was acknowledged before me this 27th day of May, 2003 by Steven A. Grigg as President of RKB Willowwood Manager LLC, a Delaware limited liability company, the Managing Member of RKB Willowwood LLC, a Delaware limited liability company, on behalf of said limited liability companies.

/s/ Carmen D. Zollman
Notary Public

[Notarial Seal]

My term of office expires	Carmen D. Zollman
Notary Public, District of Columbia My Commission Expires 12-14-2006

Acknowledgment page to Deed of Trust, Assignment of Rents,
Security Agreement and Fixture Filing

Exhibit A
Legal Description

All that certain lot or parcel of land situate and lying in the City of Fairfax, Virginia, and more particularly described as follows:

Lots 3, 4 and Parcel B, COMMONWEALTH CORPORATE CENTER, as the same appears duly dedicated, platted and recorded in Deed Book 6301 at page 704 and amended in Deed Book 6965 at page 272, among the land records of Fairfax County, Virginia.

TOGETHER WITH the right to use in conjunction with others a sixty foot easement for the purposes of Ingress and egress over Parcel A, as shown on the plat attached to a Deed of Dedication dated December 9, 1969 and recorded in Deed Book 3260 at page 382, of the land records of Fairfax County, Virginia; and TOGETHER WITH an easement sixty feet in width, for the purposes of ingress and egress for Parcel I-A-I-a along the southerly side of a four acre tract, reserved in a conveyance to Roland Bruce Adkins, Trustee, and Steven F. Adkins, Trustee, by Samuel W. Eaton, divorced and not remarried, dated October 4, 1972 and recorded in Deed Book 3710 at page 585, of the land records of said County, said last mentioned sixty foot easement being a continuation of the street or easement road now serving as access to the aforesaid 4 acre tract, also designated Parcel I-A-I-b.

AND TOGETHER WITH AND SUBJECT TO the easements created in that certain Declaration of Access, Utilities and Signage Easement dated January 13, 1986, recorded in Deed Book 6337 at page 1936, among the aforesaid land records.

Tax Parcel Numbers:

47-4-02-02-003

47-4-02-02-004

47-4-02-02-000B

NOTE: Lots 3,4 and Parcel B, Commonwealth Corporate Center, are also more particularly described by metes and bounds on Exhibits A-1, A-2 and A-3 attached hereto and made a part hereof.

EXHIBIT A-l

5/28/03

DESCRIPTION OF LOT 3

COMMONWEALTH CORPORATE CENTER

BEGINNING at a drill hole found in the north side of Eaton Place (60’ R/W), a public street, said point being 601.03 feet from the north side of Lee Highway (public R/W width varies), U.S. Routes 50,29,211;

THENCE with said north side of Eaton Place, N 86 degrees 12’ 59” W, 35.00 feet to a drill hole found;

THENCE departing said Eaton Place and running with the east line of Lot 2, Commonwealth Corporate Center the following courses and distances:

N 03 degrees 47’ 01” E, 81.12 feet to a nail found,

N 41 degrees 12’ 59” W, 51.10 feet to a drill hole found in walk;

THENCE continuing with an arc of a curve to the right whose radius is 61.00 feet, whose chord is 46.69 feet, whose chord bearing is N 18 degrees 42’ 59” W for a distance of 47.91 feet to an iron pipe found and;

N 03 degrees 47’ 01” E, 115.79 feet to an iron pipe found,

N 86 degrees 12’ 59” W, 139.06 feet to a PK nail found;

THENCE continuing with an arc of a curve to the left whose radius is 60.00 feet, whose chord is 15.76 feet, whose chord bearing is N 11 degrees 19’ 56” E, for a distance of 15.81 feet to a PK nail found and;

N 03 degrees 47’01” E, 157.20 feet to a PK nail found,

N 86 degrees 12’ 59” W, 105.00 feet to a nail found,

N 03 degrees 47’ 01” E, 44.26 feet to an iron pipe found,

N 86 degrees 12’ 59” W, 76.44 feet to a drill bole found and,

N 68 degrees 14’ 24” W, 52.51 feet to an iron pipe found in the east line of Parcel I-A-I-B, Eaton Property;

THENCE with said Parcel I-A-I-B, N 21 degrees 45’ 36” E, 185.54 feet to an iron pipe found in the south line of Parcel IV, Fairfax Motel Corporation;

THENCE with said Parcel IV S 85 degrees 51’ 51” E, 442.13 feet to a point, said point being the northwest corner to Lot 4, Commonwealth Corporate Center;

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THENCE departing Parcel IV and running with aforementioned Lot 4 the following courses and distances;

S 03 degrees 47’ 01” W, 39.30 feet to a point,

N 86 degrees 12’ 59” W, 154.01 feet to a point,

S 03 degrees 47’ 01” W, 120,00 feet to a point,

S 86 degrees 12’ 59” E, 112.00 feet to a point and,

S 03 degrees 47’ 01” W, 523.93 feet to the point of beginning and containing 3.2777 Acres, more or less;

BEING the same property duly dedicated, platted and recorded in Deed Book 6301 at page 704 and amended in Deed Book 6965 at page 272, among the land records of Fairfax county.

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EXHIBIT A-2

6/03/03

DESCRIPTION OF LOT 4

COMMONWEALTH CORPORATE CENTER

BEGINNING at a drill hole found in the north side of Eaton Place (60’ R/W), a public street, said point being 566.03 feet from the north side of Lee Highway (public R/W width varies), U.S. Routes 50, 29, 211;

THENCE with said north side of Eaton Place, N 86 degrees 12’ 59” W, 35.00 feet to a drill hole found;

THENCE departing said Eaton Place and running with the east line of Lot 3, Commonwealth Corporate Center the following courses and distances:

N 03 degrees 47’ 01” E, 523.93 feet to a point,

N 86 degrees 12’ 59” W, 112.00 feet to a point,

N 03 degrees 47’ 01” E, 120.00 feet to a point,

N 86 degrees 12’ 59” W, 154.01 feet to a point, and

N 03 degrees 47’01” E, 39.30 feet to a point in the south line of Parcel IV, Fairfax Motel Corporation;

THENCE with said Parcel IV, S 85 degrees 51’ 51” E, 124.21 feet to an iron pipe found, said pipe being the northwest corner to Parcel “B” Commonwealth Corporate Center;

THENCE with said Parcel “B”, S 28 degrees 51’ 51” E, 354.95 feet to an iron pipe found, and continuing S 40 degrees 45’ 32” E, 3.53 feet to an iron pipe found being the northern most corner to Lot 1, Commonwealth Corporate Center;

THENCE departing Parcel “B” and running with the line of aforementioned Lot 1 the following courses and distances:

S 54 degrees 08’ 58” W, 33.80 feet to a PK nail found,

S 40 degrees 45’ 32” E, 61.29 feet to a PK nail found,

S 03 degrees 47’ 01” W, 32.85 feet to a nail found,

N 86 degrees 12’ 59” W, 61.96 feet to a PK nail found,

S 03 degrees 47’ 01” W, 6.82 feet to a nail found,

N 86 degrees 12” 59” W, 226.17 feet to an iron pipe found,

S 03 degrees 47’ 01” W, 115.79 feet to an iron pipe found;

1

THENCE continuing with a arc of a curve to the right whose radius is 61.00 feet, whose chord is 46.69 feet, whose chord bearing is S 26 degrees 17’ 01” W, for a distance of 47.91 feet to a drill hole found in walk;

S 48 degrees 47’ 01” W, 51.10 feet to a nail found, and

S 03 degrees 47’ 01” W, 81.12 feet to the point of beginning and containing 3.3811 Acres, more or less;

BEING the same property duly dedicated, platted and recorded in Deed Book 6301 at page 704 and amended in Deed Book 6965 at page 272, among the land records of Fairfax County.

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EXHIBIT A-3

5/28/03

DESCRIPTION OF PARCEL “B”

COMMONWEALTH CORPORATE CENTER

BEGINNING at an iron pipe found in the east line of Lot 1, Commonwealth Corporate Center, said pipe is in the west line of City of Fairfax being N 11degrees 14’ 13” E, 23.07 feet from the north line of Lee Highway (public R/W width varies) U.S. Routes 50,29, 211;

THENCE with said east line of Lot 1, N 59 degrees 10’ 17” W, 402.68 feet to an iron pipe found, and N 40 degrees 45’ 32” W, 195.30 feet to an iron pipe found in the east line of Lot 4, Commonwealth Corporate Center;

THENCE with said Lot 4, N 40 degrees 45’ 32” W, 3.53 feet to an iron pipe found, and N 28 degrees 51’ 51” W, 354.95 feet to an iron pipe found in the south line of Parcel IV, Fairfax Motel Corporation;

THENCE with said Parcel IV and continuing with Lots 23 thru 17, Section One, First Addition to Mosby Woods S 85 degrees 51’ 51” E, 770.58 feet to an iron pipe found being the south west corner to Lot 16, Block “A”, Mosby Woods, and the northwest corner of aforementioned City of Fairfax, Virginia;

THENCE with the line of City of Fairfax, S 11 degrees 14’ 13” W, 624.21 feet to the point of beginning and containing 6.7640 Acres, more or less;

BEING the same property duly dedicated, platted and recorded in Deed Book 6301 at page 704 and amended in Deed Book 6965 at page 272, among the land records of Fairfax county.

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Fairfax County Land Records
Cover Sheet - V04-4934

Instrument(s)

Grantor(s)

RKB LAKESIDE LLC _I_N

Grantee(s)

RICHARD W KLEIN JR _I_N

Consideration	19500000.00		Consideration%	100
Tax Exemption	None		Amount Not Taxed
DEM Number			Tax Map Number	044-4-0/50/01/8
Original Book			Original Page
Title Company	TRI-STATE COMMERCIAL CLOSINGS, INC.			Title Case	V04-4934
Property Descr.	PARCELS 18A AND 18B, WESTFIELDS
Certified	No	Copies	0	Page Range